Exhibit 99.1
EXECUTION VERSION
AMENDED AND RESTATED CREDIT AGREEMENT
dated as of July 26, 2011
among
IDEXX LABORATORIES, INC.,
IDEXX DISTRIBUTION, INC.,
IDEXX OPERATIONS, INC.,
IDEXX REFERENCE LABORATORIES, INC.,
OPTI MEDICAL SYSTEMS, INC.,
IDEXX LABORATORIES CANADA CORPORATION and
IDEXX EUROPE B.V.,
as Borrowers,
The Lenders Party Hereto,
JPMORGAN CHASE BANK, N.A.
as Administrative Agent,
JPMORGAN CHASE BANK, N.A.,
TORONTO BRANCH,
as Toronto Agent, and
J.P. MORGAN EUROPE LIMITED,
as London Agent,
with
J.P. MORGAN SECURITIES LLC,
as Sole Bookrunner and Sole Lead Arranger,
BANK OF AMERICA, N.A.,
as Syndication Agent, and
WELLS FARGO BANK, N.A.,
as Documentation Agent

i

ii

SCHEDULES:

Schedule P-1 — Certain Permitted Investments
Schedule 1.1A — Existing Letters of Credit
Schedule 2.1 — Commitments
Schedule 3.6 — Disclosed Matters
Schedule 3.10(b) — Canadian Benefit Plans and Pension Plans
Schedule 3.12 — Subsidiaries
Schedule 6.1 — Existing Indebtedness
Schedule 6.2 — Existing Liens
Schedule 6.6 — Existing Restrictions
EXHIBITS:

Exhibit A — Form of Assignment and Assumption
Exhibit B-1 — Form of Opinion of Loan Parties’ Counsel (US)
Exhibit B-2 — Form of Opinion of Loan Parties’ Counsel (Canada)
Exhibit B-3 — Form of Opinion of Loan Parties’ Counsel (Netherlands)
Exhibit C — Form of Subsidiary Guarantee Agreement
Exhibit D — Mandatory Costs Rate
Exhibit E — Form of Borrower Joinder Agreement
Exhibit F — Form of Borrower Termination Agreement
Exhibit G — Form of Borrowing Request
Exhibit H — Form of Instrument of Adherence
Exhibit I — Forms of US Tax Certificates

iii

AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of July 26, 2011, among IDEXX LABORATORIES, INC., a Delaware corporation (the “Administrative Borrower”), IDEXX DISTRIBUTION, INC., a Massachusetts corporation, IDEXX OPERATIONS, INC., a Delaware corporation, IDEXX REFERENCE LABORATORIES, INC., a Delaware corporation, OPTI MEDICAL SYSTEMS, INC., a Delaware corporation, IDEXX LABORATORIES CANADA CORPORATION, a company formed under the laws of Canada (collectively, the “Existing Borrowers”), IDEXX EUROPE B.V., a private limited liability company formed under the laws of the Netherlands (collectively with the Administrative Borrower, the Existing Borrowers and all other Persons who hereafter may be designated as a Borrower pursuant to Section 2.21, the “Borrowers”), the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Toronto Agent, and J.P. MORGAN EUROPE LIMITED, as London Agent.
WHEREAS, the Existing Borrowers, the Administrative Agent, and the Existing Lenders (as defined below) are party to that certain Amended and Restated Credit Agreement dated as of March 30, 2007 (as amended and in effect immediately prior to the Effective Date referred to below, the “Existing Credit Agreement”);
WHEREAS the Administrative Borrower has requested that the Existing Lenders, the Lenders and the Administrative Agent agree to amend and restate the Existing Credit Agreement, and the Existing Lenders and the Lenders are willing to so amend and restate the Existing Credit Agreement, on the terms and conditions herein set forth;
NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
Section 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquisition” means the purchase or acquisition by any Person of (a) more than 40% of the Equity Interests with ordinary voting power of another Person or (b) all or any substantial portion of the property (other than Equity Interests) of another Person, whether or not involving a merger or consolidation with such Person.
“Additional Lender” has the meaning assigned to such term in Section 2.22.
“Adjusted EURIBO Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, an interest rate per annum equal to the sum of (a) the EURIBO Rate for such Interest Period and (b) the Mandatory Costs Rate.

“Adjusted LIBO Rate” means (a) with respect to any Eurocurrency Borrowing denominated in US Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate and (b) with respect to any Eurocurrency Borrowing denominated in an Alternative Currency (other than Canadian Dollars or Euros) for an Interest Period, any interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (i) the LIBO Rate for such Interest Period plus (ii) the Mandatory Costs Rate.
“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.
“Administrative Borrower” shall have the meaning specified in the preamble.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” means the Administrative Agent, the London Agent and the Toronto Agent.
“Agreement” shall have the meaning specified in the preamble.
“Agreement Currency” shall have the meaning specified in Section 10.14(b).
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, and (c) the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for purposes of this definition, the Adjusted LIBO Rate for any Business Day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or any successor to or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in US Dollars in the London interbank market) at approximately 11:00 a.m. London time on such Business Day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Alternative Currency” means (a) Canadian Dollars, (b) Euros, (c) Sterling, (d) Swiss Francs, (e) Australian Dollars and (f) any other currency that is freely transferable and convertible into US Dollars in the London market and for which LIBO Rates can be determined by reference to the Screen Rate as provided in the definition of “LIBO Rate”, and is acceptable to all of the Lenders.

“Applicable Agent” means (a) with respect to a Loan or Borrowing denominated in US Dollars or any Letter of Credit, and with respect to any payment hereunder that does not relate to a particular Loan or Borrowing, the Administrative Agent, (b) with respect to a Loan or Borrowing denominated in Canadian Dollars, the Toronto Agent, and (c) with respect to a Loan or Borrowing denominated in an Alternative Currency (other than Canadian Dollars), the London Agent.
“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that in the case of Section 2.23 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Credit Exposure then in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Applicable Rate” means the following percentages per annum, based on the Consolidated Leverage Ratio as set forth in the most recent certificate received by the Administrative Agent pursuant to Section 5.1(c):

		When determined	When
		with reference to the	determined
		Adjusted LIBO Rate,	with reference
		the CDOR Rate or	to ABR or
Pricing	Consolidated Leverage	the Adjusted	Canadian Prime
Level	Ratio	EURIBO Rate	Rate
1	≤1.00:1.00	0.875%	0.000%
2	>1.00:1.00 and ≤ 1.50:1.00	1.000%	0.000%
3	>1.50:1.00 and ≤ 2.00:1.00	1.125%	0.125%
4	>2.00:1.00	1.250%	0.250%
Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a certificate is delivered pursuant to Section 5.1(c); provided that if such certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first Business Day after the date on which such certificate was required to have been delivered until such certificate is delivered, after which the Applicable Rate shall be determined from such certificate. The Applicable Rate in effect from the Effective Date through the date on which the first such certificate is delivered to the Administrative Agent and the Lenders in accordance with Section 5.1(c) shall be determined based upon Pricing Level 1. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.12(h).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent, and reasonably acceptable to the Administrative Borrower.
“Australian Dollars” means that lawful currency of Australia.
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Beneficial Owner” means, with respect to any United States Federal withholding Tax, the beneficial owner, for United States Federal income tax purposes, to whom such Tax relates.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower Joinder Agreement” means a Borrower Joinder Agreement substantially in the form of Exhibit E.
“Borrower Termination Agreement” means a Borrower Termination Agreement, substantially in the form of Exhibit F.
“Borrowers” shall have the meaning specified in the recitals hereto.
“Borrowing” means (a) Revolving Loans of the same Type and currency, made, converted or continued on the same date and, in the case of Eurocurrency Loans, CDOR Rate Loans or EURIBOR Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$2,000,000, (b) in the case of a Borrowing denominated in Canadian Dollars, Cdn$2,000,000, and (c) in the case of a Borrowing denominated in any other Alternative Currency, the smallest amount of such Alternative Currency that is an integral multiple of 1,000,000 units of such currency and that has a US Dollar Equivalent in excess of US$2,000,000.
“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars US$500,000, (b) in the case of a Borrowing denominated in Canadian Dollars, Cdn$500,000, and (c) in the case of a Borrowing denominated in any other Alternative Currency, the smallest amount of such Alternative Currency that is an integral multiple of 500,000 units of such currency and that has a US Dollar Equivalent in excess of US$500,000.
“Borrowing Request” means a request by a Borrower for a Revolving Borrowing in accordance with Section 2.3.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that (a) when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market or the principal financial center of the country in which payment or purchase of such currency can be made, (b) when used in connection with a Loan to any Canadian Borrower, the term “Business Day” shall also exclude any day on which commercial banks in Toronto, Ontario are authorized or required by law to remain closed and (c) when used in connection with EURIBOR Loan, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euros.
“Canadian Benefit Plans” means any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which any Loan Party or any Subsidiary of any Loan Party has any liability with respect to any employee or former employee, but excluding any Canadian Pension Plans or any benefit plan established, administered or maintained by a Governmental Authority.
“Canadian Borrowers” means, collectively, Idexx Laboratories Canada Corporation and any other Canadian Subsidiary that has been designated as a Canadian Borrower from time to time pursuant to Section 2.21, other than any such Subsidiary that has ceased to be a Canadian Borrower pursuant to Section 2.21.
“Canadian Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in Canadian Dollars, such amount and (b) with respect to any amount in US Dollars or any Alternative Currency (other than Canadian Dollars) (the “first currency”), the equivalent in Canadian Dollars of such amount, determined by the Administrative Agent, which would result from the conversion of the relevant amount of the first currency into Canadian Dollars at the 12:00 noon rate quoted by Bloomberg on www.bloomberg.com/markets/currencies/fxc.html (page BOFC or such other page as may replace such page for the purpose of displaying such exchange rates) on such date or, if such date in not a Business Day, on the Business Day immediately preceding such date of determination, or at such other rate as may have been agreed in writing between Administrative Borrower and Toronto Agent.

“Canadian Dollar Loans” means any Loan denominated in Canadian Dollars bearing interest at the Canadian Prime Rate or the CDOR Rate.
“Canadian Dollars” or “Cdn$” means the lawful currency of Canada.
“Canadian Lending Office” means, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Canadian Dollar Loans to the Canadian Borrowers.
“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by a Loan Party or any Subsidiary of any Loan Party for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.
“Canadian Prime Rate” means, for any period, the rate per annum determined by the Toronto Agent to be the greater of (i) the rate of interest per annum most recently announced or established by Toronto Agent as its reference rate in effect on such day for determining interest rates for Canadian Dollar-denominated commercial loans in Canada and commonly known as “prime rate” (or its equivalent or analogous such rate), such rate not being intended to be the lowest rate of interest charged by Toronto Agent and (ii) the sum of (a) the yearly interest to which the one-month CDOR Rate is equivalent plus (b) one percent (1.0%) per annum.
“Canadian Revolving Credit Exposures” means, with respect to any Lender at any time, the outstanding principal amount of such Lender’s Revolving Loans denominated in Canadian Dollars at such time.
“Canadian Subsidiary” means any Subsidiary that is organized under the laws of Canada or any province thereof.
“Canadian Tax Act” or “ITA” means the Income Tax Act (Canada) and the regulations thereunder or any successor law purported to cover the same subject matter, as amended from time to time.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Pooling Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements), including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.
“CDOR Rate” means, for the relevant Interest Period, the Canadian deposit offered rate, which in turn means, on any day, the sum of (a) the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant Interest Period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m. Toronto local time on such day or, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Applicable Agent after 10:00 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest) plus (b) 0.05% per annum; provided that if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian deposit offered rate component of such rate on that day shall be calculated as the cost of funds quoted by the Applicable Agent to raise Canadian Dollars for the applicable Interest Period as of 10:00 a.m. Toronto local time on such day for commercial loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a Business Day, then as quoted by the Applicable Agent on the immediately preceding Business Day.
“CDOR Rate Loan” means a Loan denominated in Canadian Dollars made by the Lenders to a Canadian Borrower which bears interest at a rate based on the CDOR Rate.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Administrative Borrower; (b) a majority of the members of the board of directors of the Administrative Borrower shall cease to be comprised of individuals (i) who were directors on the Effective Date or (ii) whose election by the board of directors, or whose nomination for election by the shareholders of the Administrative Borrower, was approved by a vote of at least a majority of the directors who were either directors on the Effective Date or whose election or nomination was previously so approved; or (c) the acquisition of direct or indirect Control of the Administrative Borrower by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof).

“Change in Law” means (a) the adoption of any law, rule, regulation or treaty (including the adoption of any new rules or regulations under or implementing any existing law) after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules guidelines or directives thereunder or issued in connection therewith or in implementation thereof, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case under Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Class”, when used in reference to any Loan or Borrowing, refers to such Loan or the Loans comprising such Borrowing as Revolving Loans or Swingline Loans.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.8, and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.4, and (c) increased from time to time pursuant to Section 2.22. The initial amount of each Lender’s Commitment is set forth on Schedule 2.1, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is US$300,000,000.
“Commitment Increase Notice” shall have the meaning specified in Section 2.22.
“Consolidated” or “consolidated” means, with reference to any term defined herein, that term as applied to the accounts of the Administrative Borrower and its Subsidiaries, consolidated in accordance with GAAP.
“Consolidated EBITDA” means, for any period, for the Administrative Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income and without duplication: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, provincial, local and foreign income taxes payable by the Administrative Borrower and its Subsidiaries for such period, (iii) depreciation expense, (iv) amortization expense, (v) non-recurring transaction expenses incurred in connection with Acquisitions, (vi) non-cash charges associated with “Share Based Payments” as described in the Financial Accounting Standards Board Statement 123, as amended, and (vii) extraordinary and other non-recurring non-cash losses and charges, minus (b) non-recurring gains and non-operating gains resulting from divestitures of businesses or other asset disposals.

“Consolidated Interest Charges” means, for any period, for the Administrative Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Administrative Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Administrative Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.
“Consolidated Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Total Debt as of such date minus the amount of such Indebtedness represented by issued but undrawn letters of credit or bank guarantees, and minus Indebtedness incurred as guaranties or repurchase obligations on behalf of non-Subsidiaries under equipment purchase, lease or rental agreements, to (b) Consolidated EBITDA for the Reference Period ended on such date.
“Consolidated Net Income” means, for any period, for the Administrative Borrower and its Subsidiaries on a consolidated basis, the net income of the Administrative Borrower and its Subsidiaries for such period determined in accordance with GAAP.
“Consolidated Total Debt” means, as of any date of determination, the outstanding principal amount on such date of all Indebtedness of Administrative Borrower and its Subsidiaries on a consolidated basis, excluding any Indebtedness permitted under Section 6.1(f).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Convertible Indebtedness” means Indebtedness convertible at the option of the holder thereof into common stock of the Administrative Borrower, cash or a combination of common stock and cash (as provided in the documentation governing such Indebtedness).
“Credit Party” means the Applicable Agent, the Issuing Bank, the Swingline Lender or any other Lender.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days after the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, (b) has notified the Administrative Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a Lender Parent that has, become the subject of a Bankruptcy Event.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.6.
“Dutch Minimum Borrowing Amount” shall have the meaning specified in Section 2.2(e).
“Effective Date” means the date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 10.2).
“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders-in- council, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release or presence of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Administrative Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the presence of or exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Administrative Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Sections 302, 303, 304 and 305 of ERISA and Sections 412, 430, 431, 432 and 436 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Multiemployer Plan of an “accumulated funding deficiency” (as defined in Sections 412 and 431 of the Code or Sections 302 and 304 of ERISA), whether or not waived, or the determination that any Multiemployer Plan is in either “endangered status” or “critical status” (as defined in Section 432 of the Code or Section 305 of ERISA), or the failure of any Plan that is not a Multiemployer Plan to satisfy the minimum funding standards of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA, or the determination that any Plan that is not a Multiemployer Plan is in “at-risk” status (as defined in Section 430(i) of the Code or Section 303(i) of ERISA) or the imposition of any lien on the Administrative Borrower or any of its ERISA Affiliates pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Administrative Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Administrative Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Administrative Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Administrative Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Administrative Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“EURIBO Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, (a) the applicable Screen Rate or (b) if no Screen Rate is available for such Interest Period, the arithmetic mean of the rates quoted by the London Agent to leading banks in the Banking Federation of the European Union for the offering of deposits in Euros for a period comparable to such Interest Period, in each case as of 11:00 a.m., Frankfurt time on the Quotation Day.
“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted EURIBO Rate.
“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.
“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means, on any day, for purposes of determining the US Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into US Dollars at the time of determination on such day on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Applicable Agent and the Administrative Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Applicable Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Applicable Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of US Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Applicable Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Taxes” means, with respect to a Recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or as a result of any present or former connection between such Recipient and the jurisdiction imposing such tax or any political subdivision or taxing authority thereof (other than a connection arising solely as a result of its execution and delivery of any Loan Document or its exercise of its rights or performance of its obligations thereunder or otherwise as a result of its participation in the transactions contemplated by the Loan Documents) or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the applicable Borrower is located or where such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (c) in the case of a Lender (other than an assignee pursuant to a request by the Administrative Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender’s failure to comply with Section 2.16(f), other than any failure due to a Change in Law occurring after the date that such Lender became a party to this Agreement that rendered such Lender no longer legally entitled to deliver the form or forms described in Section 2.16(f) or otherwise ineligible for a complete exemption from withholding tax, or that rendered the information or certifications made in such form or forms untrue or inaccurate in a material respect, and except to the extent, in the case of the designation of a new lending office, that such Lender was already entitled, at the time of designation of a new lending office, to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 2.16(a), and (d) any withholding tax imposed with respect to the requirements of FATCA.
“Existing Credit Agreement” has the meaning set forth in the recitals hereto.
“Existing Lenders” means the lenders party to the Existing Credit Agreement.
“Existing Letters of Credit” means all “Letters of Credit” (as defined in the Existing Credit Agreement) set forth on Schedule 1.1A.
“FATCA” means Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Financial Officer” means the chief executive officer, chief financial officer, treasurer, or Vice President of Corporate Finance of the Administrative Borrower.
“Foreign Borrower” means any Subsidiary organized outside of the United States of America that has been designated as a “Foreign Borrower” pursuant to Section 2.21, other than any of the foregoing Subsidiaries that has ceased to be a Foreign Borrower as provided in such Section 2.21.
“FSA” means the Dutch Financial Supervision Act (Wet op het financieel toezicht), as amended from time to time.
“Foreign Subsidiary” means each Foreign Borrower and any other Subsidiary that is organized outside of the United States of America, any state thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, contaminants, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Increase Amount” shall have the meaning specified in Section 2.22.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes other than Excluded Taxes and (b) Other Taxes.
“Ineligible Assignee” means (a) a natural person, (b) the Administrative Borrower, any Subsidiary or any of their respective Affiliates, or (c) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or a relative thereof; provided that such company, investment vehicle or trust shall not constitute an Ineligible Assignee if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.
“Interest Election Request” means a request by the relevant Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.7.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan) or Canadian Prime Rate Loan, the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, CDOR Rate Loan or EURIBOR Loan the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing, CDOR Rate Borrowing or EURIBOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means (a) with respect to any Eurocurrency Borrowing or EURIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower may elect and (b) with respect to any CDOR Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date which is 30, 60, 90 or 180 days thereafter, as the applicable Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing or EURIBOR Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing or EURIBOR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Eurocurrency Borrowing, CDOR Rate Borrowing, or EURIBOR Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.5(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Administrative Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“Lead Arranger” means J.P. Morgan Securities LLC, acting in the capacity as sole bookrunner and sole lead arranger, or its successor in such role.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lenders” means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. References to any Lender in this Agreement or any other Loan Document shall be deemed to mean such Lender’s affiliated Canadian Lending Office, where applicable. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit or “bank guarantee”, as the case may be, issued pursuant to Section 2.5 of this Agreement and shall include Existing Letters of Credit.
“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any currency for any Interest Period, (a) the applicable Screen Rate or (b) if no Screen Rate is available for such currency or for such Interest Period, the arithmetic mean of the rates quoted by the London Agent to leading banks in the London interbank market for the offering of deposits in such currency and for a period comparable to such Interest Period, in each case as of 11 a.m. London time on the Quotation Day.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities securing any Indebtedness.
“Loan Documents” means this Agreement, the Subsidiary Guarantee Agreement, each Borrower Joinder Agreement, each Borrower Termination Agreement and each supplement thereto, each promissory note delivered pursuant to this Agreement, and each other similar document executed in connection with the Transactions hereunder.
“Loan Party” means the Administrative Borrower, the other Borrowers and the Subsidiary Guarantors.
“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.
“Local Time” means (a) with respect to a Loan or Borrowing denominated in US Dollars or any Letter of Credit, New York City time, (b) with respect to a Loan or Borrowing denominated in Canadian Dollars, Toronto time and (c) with respect to a Loan or Borrowing denominated in an Alternative Currency (other than Canadian Dollars), London time.
“London Agent” means J.P. Morgan Europe Limited.
“Mandatory Costs Rate” has the meaning set forth in Exhibit D.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or financial condition, of the Administrative Borrower and the Subsidiaries taken as a whole, or (b) the validity, legality, binding effect or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent and the Lenders hereunder or thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Administrative Borrower and its Subsidiaries in an aggregate principal amount exceeding US$15,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Administrative Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Administrative Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Foreign Subsidiary” means a Subsidiary of the Administrative Borrower organized in a jurisdiction outside of the United States of America which (a) is a Borrower, or (b) by itself or together with its Subsidiaries, accounts (excluding intercompany receivables and goodwill) for a portion of assets or EBITDA comprising 5% or more of the Administrative Borrower’s consolidated assets or Consolidated EBITDA as of the end of or for the most recently ended Reference Period.
“Material Subsidiaries” means, collectively, the Material Foreign Subsidiaries and the Material US Subsidiaries.
“Material US Subsidiary” means a Subsidiary of the Administrative Borrower organized in a jurisdiction within the United States of America which (a) is a Borrower, or (b) by itself or together with its Subsidiaries, accounts (excluding intercompany receivables and goodwill) for a portion of assets or EBITDA comprising 5% or more of the Administrative Borrower’s consolidated assets or Consolidated EBITDA as of the end of or for the most recently ended Reference Period.
“Maturity Date” means July 25, 2016.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Non-US Lender” means a Lender that is not a US Person.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower arising under this Agreement or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower or any Loan Party of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OECD” means the Organization for Economic Cooperation and Development.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection to the extent arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means any present or future stamp, court, documentary intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.18(b)), grant of a participation or designation of a new applicable lending office.
“Participant” has the meaning set forth in Section 10.4.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Encumbrances” means:
(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.4;
(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.4;
(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d) pledges or deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;
(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Administrative Borrower or any Subsidiary; and
(g) Liens in respect of social regulations or benefit plans imposed by Governmental Authorities of foreign countries in which the Loan Parties or their Affiliates conduct business;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:
(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) or by any country which is a member of the OECD, in each case maturing within one year from the date of acquisition thereof;
(b) (i) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s, and (ii) securities commonly known as “short-term bank notes” issued by any Lender denominated in US Dollars or any Alternative Currency and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by (i) any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof which has a combined capital and surplus and undivided profits of not less than US$500,000,000, or (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of such country, and having total assets in excess of US$500,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is a member of the OECD;
(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, and (ii) are rated AAA by S&P and Aaa by Moody’s;
(f) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a), (b), and (c) contained in this definition of Permitted Investments;
(g) investments described on Schedule P-1, as such Schedule may be updated from time to time after the Effective Date (but not more frequently than once per calendar year) by the Administrative Borrower with the consent of the Administrative Agent;
(h) Canadian GIC Certificates; and
(i) municipal auction rate securities.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Administrative Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Prime Rate” means (a) the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A., as its prime rate in effect at its office located at 270 Park Avenue, New York, New York or (b) in the case of ABR Loans to a Canadian Borrower, such prime rate in effect at the office of JPMorgan Chase Bank, N.A. in Toronto, Canada for US Dollar-denominated commercial loans made in Canada; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Quotation Day” means (a) with respect to any currency (other than Sterling) for any Interest Period, two Business Days prior to the first day of such Interest Period and (b) with respect to Sterling for any Interest Period, the first day of such Interest Period, in each case unless market practice differs in the Relevant Interbank Market for any currency, in which case the Quotation Day for such currency shall be determined by the Applicable Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day shall be the last of those days).
“Recipient” means, as applicable, (a) any Agent, (b) any Lender and (c) the Issuing Bank.
“Reference Period” means, as of the last day of any fiscal quarter, the period of four (4) consecutive fiscal quarters of the Administrative Borrower and its Subsidiaries ending on such date.
“Register” has the meaning set forth in Section 10.4.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Interbank Market” means (a) with respect to any currency (other than Euros), the London interbank market and (b) with respect to Euros, the European interbank market.
“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the aggregate Revolving Credit Exposures and unused Commitments at such time.
“Responsible Officer” means (a) with respect to the Administrative Borrower, the chief executive officer, president, chief financial officer, treasurer, secretary, Director of Tax and Treasury or general counsel of the Administrative Borrower or any other person authorized by the Board of Directors of the Administrative Borrower to sign Loan Documents on its behalf and (b) with respect to any other Loan Party, any person authorized by the Board of Directors of such Loan Party to sign Loan Documents on its behalf. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.
“Revolving Loan” means a Loan made pursuant to Section 2.3.
“S&P” means Standard & Poor’s.
“Screen Rate” means (a) in respect of the LIBO Rate for any currency for any Interest Period, the British Bankers Association Interest Settlement Rate for such currency for such Interest Period and (b) in respect of the EURIBO Rate for any Interest Period, the percentage per annum determined by the Banking Federation of the European Union for such Interest Period.
“Specified US Borrowers” means the Administrative Borrower and IDEXX Reference Laboratories, Inc.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Sterling” or “£” means the lawful currency of the United Kingdom.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any direct or indirect subsidiary of the Administrative Borrower.

“Subsidiary Guarantee Agreement” means a Guarantee Agreement by each Material US Subsidiary in favor of the Agents and the Lenders, substantially in the form of Exhibit C hereto.
“Subsidiary Guarantors” means each Material US Subsidiary of the Administrative Borrower that is or is required to be a party to the Subsidiary Guarantee Agreement.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities (or prices thereof), or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Administrative Borrower or the Subsidiaries shall be a Swap Agreement.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.
“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan” means a Loan made pursuant to Section 2.4.
“Swiss Francs” means the lawful currency of Switzerland.
“TARGET” means the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) payment system.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Toronto Agent” means JPMorgan Chase Bank, N.A., Toronto Branch.
“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is or is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to (a) the Adjusted LIBO Rate or the Alternate Base Rate, in the case of US Dollar Loans or Loans in Alternative Currencies (other than Euros and Canadian Dollars), (b) the Canadian Prime Rate or CDOR Rate, in the case of Canadian Dollar Loans and (c) the Adjusted EURIBO Rate, in the case of Loans made in Euros.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount and (b) with respect to any amount in any Alternative Currency, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.5 or Section 2.10(c) using the Exchange Rate with respect to such Alternative Currency at the time in effect under the provisions of such Section.
“US Dollars” or “US$” means the lawful currency of the United States of America.
“US Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“US Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any state thereof or the District of Columbia.
“US Subsidiary Borrower” means any US Subsidiary that has been designated as a US Subsidiary Borrower pursuant to Section 2.21, other than any of the foregoing Subsidiaries that has ceased to be a US Subsidiary Borrower as provided in such Section 2.21.
“VAT” means value added tax or any other similar Taxes.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party and the Applicable Agent.
Section 1.2 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).
Section 1.3 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.4 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Administrative Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Administrative Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders, not to be unreasonably withheld or delayed); provided, that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Administrative Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding anything to the contrary contained herein, unless the Administrative Borrower gives notice to the Administrative Agent that the Administrative Borrower has elected to proceed in accordance with the immediately preceding sentence, the definitions of Consolidated Total Debt, Consolidated EBITDA, Consolidated Interest Charges and Indebtedness and all provisions of Article VI (to the extent such definitions and provisions relate to the accounting for operating leases) shall be calculated, and the Administrative Borrower’s compliance with such provisions (to such extent) shall be determined, on the basis of GAAP in effect as of the date of this Agreement, without giving effect to any subsequent changes.
Section 1.5 Currency Translation. (a) For purposes of any determination under any provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than US Dollars shall be translated into US Dollars at currency exchange rates in effect on the date of such determination. Such currency exchange rates shall be determined in good faith by the Administrative Borrower.
(b) The Administrative Agent shall (A) determine the US Dollar Equivalent of any Borrowing denominated in an Alternative Currency as of the date of the commencement of the initial Interest Period therefor and as of the date of the commencement of each subsequent Interest Period therefor, in each case using the Exchange Rate for the applicable currency in relation to US Dollars in effect on the date that is three Business Days prior to the date on which the applicable Interest Period shall commence, and each such amount shall be the US Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this paragraph and (B) notify the Administrative Borrower and the Lenders of each calculation of the US Dollar Equivalent of each Borrowing.
ARTICLE II.
THE CREDITS
Section 2.1 Commitments; Existing Letters of Credit. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans denominated in US Dollars and Alternative Currencies (other than Canadian Dollars) to the Borrowers from time to time and Revolving Loans denominated in Canadian Dollars to the Canadian Borrowers and to the Specified US Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (ii) the aggregate outstanding amount of all Revolving Loans exceeding the aggregate Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

(b) On the Effective Date, the Existing Letters of Credit issued under the Existing Credit Agreement shall automatically, and without any action on the part of any Person, be deemed to be Letters of Credit issued hereunder. In connection therewith, each Lender shall automatically, and without any action on the part of any Person, be deemed to have acquired from the Issuing Bank a participation in each such Letter of Credit in accordance with Section 2.5(d).
Section 2.2 Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b) Subject to Section 2.13, (i) each Revolving Borrowing denominated in US Dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrowers may request in accordance herewith, (ii) each Revolving Borrowing denominated in Canadian Dollars shall be comprised entirely of Canadian Prime Rate Loans or CDOR Rate Loans, (iii) each Revolving Borrowing denominated in Euros shall be comprised entirely of EURIBOR Loans and (iv) each Revolving Borrowing denominated in an Alternative Currency (other than Euros and Canadian Dollars) shall be comprised entirely of Eurocurrency Loans. Each Swingline Loan shall be an ABR Loan. Each Lender, at its option, may make any Eurocurrency Loan or EURIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (so long as such election of a foreign branch or Affiliate does not increase the Borrowers’ costs hereunder); provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. Each Lender shall, prior to the occurrence of a Default or Event of Default which has occurred and is continuing, maintain a Canadian Lending Office and make any Canadian Dollar Loans available to the Canadian Borrowers by causing its relevant Canadian Lending Office to make such Loans available.
(c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, any CDOR Rate Revolving Borrowing or any EURIBOR Revolving Borrowing, such Borrowing shall be in an aggregate amount that is a multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of US$250,000 and not less than US$1,000,000, and at the time each Canadian Prime Rate Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of Cdn$250,000 and not less than Cdn$1,000,000; provided (i) that a Canadian Prime Rate Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments and (ii) that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.5(e). Each Swingline Loan shall be in an amount that is an integral multiple of US$100,000 and not less than US$1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 14 Eurocurrency Revolving Borrowings, CDOR Rate Revolving Borrowings or EURIBOR Revolving Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
(e) The portion of the initial Borrowing made by any Lender to IDEXX Europe B.V. shall be at least €50,000 (or its equivalent in another currency) or any other amount which becomes applicable as per the entry into force of the Dutch Decree of Amendment Financial Markets 2012 (Wijzigingsbesluit financiële markten 2012) (such amount, the “Dutch Minimum Borrowing Amount”) or, if such Lender’s portion of the initial Borrowing is less, such Lender shall confirm in writing to IDEXX Europe B.V. that such Lender is a professional market party within the meaning of the FSA; provided that, if such Lender is not a professional market party within the meaning of the FSA, then, notwithstanding paragraph (c) above, the initial Borrowing to IDEXX Europe B.V. shall be in a sufficient minimum aggregate amount such that such Lender’s Applicable Percentage thereof is at least equal to the Dutch Minimum Borrowing Amount.
Section 2.3 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Administrative Borrower, on behalf of the requesting Borrower, shall notify the Applicable Agent of such request by telecopy of a written Borrowing Request in the form of Exhibit G or any other form approved by the London Agent or the Toronto Agent, as applicable and signed by a Responsible Officer of the Administrative Borrower (or, in the case of the Administrative Agent, by telephone confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in the form of Exhibit G or any other form approved by the Administrative Agent and signed by a Responsible Officer of the Administrative Borrower) (a) in the case of a Eurocurrency Borrowing denominated in US Dollars or a CDOR Rate Borrowing denominated in Canadian Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, and (b) in the case of a Eurocurrency Borrowing denominated in any other Alternative Currency (other than Canadian Dollars) or a EURIBOR Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing and (c) in the case of an ABR Borrowing or a Canadian Prime Rate Borrowing, not later than 11:00 a.m., Local Time, on the same day of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.5(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Borrowing Request in a form approved by the Applicable Agent and signed by the Administrative Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:
(i) the Borrower requesting such Borrowing;
(ii) the currency and the aggregate amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;
(iv) whether such Borrowing is to be an ABR Borrowing, a Eurocurrency Borrowing, or a EURIBOR Borrowing and, if denominated in Canadian Dollars, whether such Borrowing is to be a Canadian Prime Rate Borrowing or a CDOR Rate Borrowing;
(v) in the case of a Eurocurrency Borrowing, a CDOR Rate Borrowing or a EURIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(vi) the location and number of such Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.6; and
(vii) in the case of a Borrowing in an Alternative Currency, the jurisdiction from which payments of the principal and interest on such Borrowing will be made.
If no currency is specified with respect to any requested Eurocurrency Borrowing, then if the applicable Borrower is a US Borrower or a Canadian Borrower, it shall be deemed to have selected US Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (A) in the case of a Borrowing denominated in US Dollars made to a US Borrower or a Canadian Borrower, an ABR Borrowing, (B) in the case of a Borrowing denominated in US Dollars made to any other Borrower (other than a US Borrower or a Canadian Borrower), a Eurocurrency Borrowing, (C) in the case of a Borrowing denominated in Canadian Dollars made to a Canadian Borrower or a US Borrower, a Canadian Prime Rate Borrowing, (D) in the case of a Borrowing denominated in Euros, a EURIBOR Borrowing and (E) in the case of a Borrowing denominated in an Alternative Currency (other than Euros and Canadian Dollars), a Eurocurrency Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, CDOR Rate Borrowing or EURIBOR Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s (or 30 days in the case of a CDOR Rate Borrowing) duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise each Lender that will make a Loan as part of the requested Borrowing of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.4 Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Administrative Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding US$25,000,000 or (ii) the aggregate Revolving Credit Exposures of all Lenders exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Administrative Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Administrative Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan and other relevant information that would be required under Section 2.3 if the Swingline Loan were a Revolving Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Administrative Borrower. The Swingline Lender shall make each Swingline Loan available to the Administrative Borrower by means of a credit to the general deposit account of the Administrative Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.5(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.
(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 1:00 p.m., New York City time, on any Business Day require the applicable Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the applicable Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each applicable Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each applicable Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to promptly pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each applicable Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each applicable Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.6 with respect to Loans made by such Lender (and Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Administrative Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Administrative Borrower (or other party on behalf of the Administrative Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Administrative Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Administrative Borrower of any default in the payment thereof.

Section 2.5 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Administrative Borrower may request the issuance of Letters of Credit denominated in US Dollars or any Alternative Currency for its own account, or for the account of any other Borrower or any US Subsidiary, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period; provided that (i) with respect to any Letter of Credit issued for the account of any US Subsidiary, the Administrative Borrower shall be a co-applicant, and shall be deemed to be jointly and severally liable, with respect to any such Letter of Credit, and (ii) any Letters of Credit issued for the account of the Canadian Borrowers shall be in either US Dollars or Canadian Dollars. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Administrative Borrower to, or entered into by the Administrative Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof.
(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Administrative Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice signed by a Responsible Officer of the Administrative Borrower requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit (which, if denominated in US Dollars, shall not be less than US$500,000, and if denominated in an Alternative Currency, shall not be less than the amount of such currency that is 500,000 units thereof), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Administrative Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Administrative Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed US$15,000,000 and (ii) the aggregate Revolving Credit Exposures of all Lenders shall not exceed the total Commitments.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which in no event shall extend beyond the date referred to in clause (ii) above).
(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Administrative Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Administrative Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Administrative Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Administrative Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Administrative Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Administrative Borrower receives such notice; provided that if such LC Disbursement is not less than US$100,000, the Administrative Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.4 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan, in an equivalent amount (and if such Letter of Credit is issued in an Alternative Currency, the US Dollar Equivalent of such amount) and, to the extent so financed, the Administrative Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Administrative Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Administrative Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Administrative Borrower, in the same manner as provided in Section 2.6 with respect to Loans made by such Lender (and Section 2.7 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Administrative Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Administrative Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. Subject to the provisions of the next sentence, the Administrative Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Administrative Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Administrative Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Administrative Borrower to the extent permitted by applicable law) suffered by the Administrative Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Administrative Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Administrative Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.
(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Administrative Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Administrative Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans denominated in US Dollars; provided that if the Administrative Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Administrative Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Administrative Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Administrative Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 66 and 2/3% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Administrative Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Administrative Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the

Administrative Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Administrative Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Administrative Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 66 and 2/3% of the total LC Exposure), be applied to satisfy other obligations of the Administrative Borrower under this Agreement. If the Administrative Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Administrative Borrower within three Business Days after all Events of Default have been cured or waived.
Section 2.6 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 12:00 noon, Local Time, to the account of the Applicable Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.4. The Applicable Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower, designated by such Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.5(e) shall be remitted by the Administrative Agent to the Issuing Bank.
(b) Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Agent such Lender’s share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Agent, then the applicable Lender and such Borrower severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Applicable Agent, at (i) in the case of such Lender, the rate reasonably determined by the Applicable Agent to be the cost to it of funding such account or (ii) in the case of such Borrower, the interest rate applicable to the subject Loan. If such Lender pays such amount to the Applicable Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.7 Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, a CDOR Rate Revolving Borrowing or a EURIBOR Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Revolving Borrowing, a CDOR Rate Revolving Borrowing or a EURIBOR Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(b) To make an election pursuant to this Section, a Borrower shall notify the Applicable Agent of such election by telecopy (or, in the case of the Administrative Agent, by telephone) by the time that a Borrowing Request would be required under Section 2.3 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by a Responsible Officer of the Administrative Borrower, on behalf of the applicable Borrower. Notwithstanding any other provision of this Section, no Borrower shall be permitted to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans, CDOR Rate Loans or EURIBOR Loans that does not comply with Section 2.2(d) or (iii) convert any Borrowing to a Borrowing of a Type not available to such Borrower pursuant to which such Borrowing was made.
(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:
(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii) whether the resulting Borrowing is to be (A) an ABR Borrowing or a Eurocurrency Borrowing if in US Dollars or Alternative Currencies (other than Canadian Dollars and Euros), or (B) a Canadian Prime Rate Borrowing or CDOR Rate Borrowing if in Canadian Dollars; and
(iv) if the resulting Borrowing is a Eurocurrency Borrowing, CDOR Rate Borrowing or EURIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing, a CDOR Rate Borrowing or a EURIBOR Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration (or 30 days, if applicable).
(d) Promptly following receipt of an Interest Election Request, the Applicable Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing, a CDOR Rate Revolving Borrowing or a EURIBOR Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall (i) in the case of a Eurocurrency Borrowing made to a US Borrower or a Canadian Borrower denominated in US Dollars, be converted to an ABR Borrowing, (ii) in the case of a CDOR Rate Borrowing made to a Canadian Borrower or a US Borrower denominated in Canadian Dollars, be converted into a Canadian Prime Rate Borrowing, and (iii) in the case of a EURIBOR Borrowing or any other Eurocurrency Borrowing, become due and payable on the last day of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Administrative Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing made to a US Borrower or a Canadian Borrower denominated in US Dollars may be converted to or continued as a Eurocurrency Revolving Borrowing, (ii) no outstanding Revolving Borrowing made to an Canadian Borrower or a US Borrower denominated in Canadian Dollars may be converted to or continued as a CDOR Rate Borrowing, and (iii) unless repaid, each Eurocurrency Revolving Borrowing if in US Dollars, or a CDOR Rate Revolving Borrowing if in Canadian Dollars, made to a US Borrower or any Canadian Borrower denominated in US Dollars or Canadian Dollars, respectively, shall be converted to an ABR Borrowing or Canadian Prime Rate Borrowing, as applicable, at the end of the Interest Period applicable thereto.
Section 2.8 Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.
(b) The Administrative Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of US$1,000,000 and not less than US$10,000,000, in each case for Borrowings denominated in US Dollars and (ii) the Administrative Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the aggregate Revolving Credit Exposures of all Lenders would exceed the total Commitments.

(c) The Administrative Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the other Agents and the Lenders of the contents thereof. Each notice delivered by the Administrative Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by a Responsible Officer of the Administrative Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Administrative Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
Section 2.9 Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Applicable Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Borrower on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding. On the Maturity Date, all Loans shall become absolutely due and payable and the Borrowers shall pay all of the Loans outstanding, together with any and all accrued and unpaid interest thereon.
(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by any Agent hereunder for the account of the Lenders and each Lender’s share thereof. The London Agent or the Toronto Agent, as applicable, shall furnish to the Administrative Agent, promptly after the making of any Loan or Borrowing with respect to which it is the Applicable Agent or the receipt of any payment of principal or interest with respect to any such Loan or Borrowing, information with respect thereto that will enable the Administrative Agent to maintain the accounts referred to in the preceding sentence.
(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Lender pursuant to paragraph (b) and the accounts and records of the Administrative Agent maintained pursuant to paragraph (c) in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
Section 2.10 Prepayment of Loans. (a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.
(b) The Administrative Borrower, on behalf of the applicable Borrower, shall notify the Applicable Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by a telecopy notice signed by a Responsible Officer of the Administrative Borrower) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing denominated in US Dollars or a CDOR Rate Revolving Borrowing denominated in Canadian Dollars, not later than 11:00 a.m., Local Time, three Business Days before the date of prepayment, (ii) in the case of a Eurocurrency Revolving Borrowing denominated in an Alternative Currency (other than Canadian Dollars) or a EURIBOR Borrowing, not later than 11:00 a.m., Local Time, four Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Revolving Borrowing or a Canadian Prime Rate Revolving Borrowing, not later than 11:00 a.m., Local Time, one Business Day before the date of prepayment or (iv) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.8, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.8. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Applicable Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.2. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.
(c) If, on any date, the US Dollar Equivalent of the aggregate amount of the Revolving Credit Exposures shall exceed 105% of the aggregate Commitments as a result of currency fluctuations, then the applicable Borrowers shall, not later than the next Business Day, prepay one or more Borrowings in an aggregate principal amount sufficient to eliminate such excess.

Section 2.11 Fees. (a) The Administrative Borrower agrees to pay to the Administrative Agent, in US Dollars, for the account of each Lender a commitment fee, which shall accrue daily at the rates set forth below (calculated in accordance with the definition of “Applicable Rate” and Section 2.12(h)) on such Lender’s unused Commitment (provided that, for the purpose of calculating such fee, outstanding Letters of Credit shall constitute usage, but outstanding Swing Line Loans shall not constitute usage), during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that if such Lender continues to have any Swingline Exposure after its Commitment terminates, then such commitment fee shall continue to accrue on the daily amount of such Lender’s Swingline Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Swingline Exposure:

Pricing Level	Leverage Ratio	Commitment Fee
1	≤1.00:1.00	0.150%
2	>1.00:1.00 and ≤ 1.50:1.00	0.200%
3	> 1.50:1.00 and ≤ 2.00:1.00	0.250%
4	>2.00:1.00	0.300%
Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b) The Administrative Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee with respect to the issuance of each Letter of Credit, which shall accrue at the rate or rates per annum separately agreed upon between the Administrative Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances (unless miscalculated).
Section 2.12 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate for ABR Borrowings, and the Loans comprising each Canadian Prime Rate Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate for Canadian Prime Rate Borrowings.
(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate for Eurocurrency Borrowings, the Loans comprising each CDOR Rate Borrowing shall bear interest at the CDOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate for CDOR Rate Borrowings and the Loans comprising each EURIBOR Revolving Borrowing shall bear interest at the Adjusted EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate for EURIBOR Revolving Borrowings.
(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans or Canada Rate Prime Loans as provided in paragraph (a) of this Section.
(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Canada Prime Rate Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan, CDOR Rate Revolving Loan or EURIBOR Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated.
(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Sterling and in Canadian Dollars and (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or, except in the case of Borrowings denominated in Sterling, 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate, Adjusted EURIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f) For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of 360 days or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.
(g) If any provision of this Agreement or of any of the other Loan Documents would obligate any Loan Party to make any payment of interest or other amount payable to the Lenders in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Lenders of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lenders of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the Lenders under this Section 2.12, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lenders which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Lenders shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), the Loan Parties shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from the Lenders in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by the Lenders to the Borrower. Any amount or rate of interest referred to in this Section 2.12(g) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Effective Date to the Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.
(h) If, as a result of any restatement of or other adjustment to the financial statements of the Administrative Borrower or for any other reason, the Administrative Borrower or the Administrative Agent determines that (i) the Consolidated Leverage Ratio as calculated by the Administrative Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the Issuing Bank, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Bank), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. The Administrative Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder for the limited period ending on the date that is the later to occur of (x) one year following the date upon which such termination and repayment occurred and (y) two months following the date upon which the Administrative Borrower’s annual audited financial statements, which include the period during which such termination and repayment occurred, become publicly available.

Section 2.13 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing or a EURIBOR Borrowing:
(a) the Applicable Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the Adjusted EURIBO Rate, as applicable, for such Interest Period; or
(b) the Applicable Agent is advised by the Required Lenders that the LIBO Rate or EURIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Required Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Applicable Agent shall give notice thereof to the applicable Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Applicable Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing or a EURIBOR Borrowing, as the case may be, shall be ineffective, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing in US Dollars, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect less than all Types of Borrowings, then the other Types of Borrowings shall be permitted.
Section 2.14 Increased Costs. (a) If any Change in Law shall:
(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or the Adjusted EURIBO Rate) or the Issuing Bank; or
(ii) impose on any Lender or the Issuing Bank or the London or European interbank market any other condition affecting this Agreement, Eurocurrency Loans or EURIBOR Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or EURIBOR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank determines (absent manifest error) that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Administrative Borrower and shall be conclusive absent manifest error. The Administrative Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.
(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the applicable Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Administrative Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.15 Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan, CDOR Rate Loan or EURIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan, CDOR Rate Loan or EURIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan, CDOR Rate Loan or EURIBOR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan, CDOR Rate Loan or EURIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the applicable Borrower pursuant to Section 2.18, then, in any such event, the applicable Borrower shall compensate each Lender for the actual loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, CDOR Rate Loan or EURIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate, the

CDOR Rate or the Adjusted EURIBO Rate, as applicable (and without reference to the Applicable Margin) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the London or European interbank market. A certificate of any Lender as to any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Administrative Borrower and shall be conclusive absent manifest error. The Administrative Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
Section 2.16 Taxes.
(a) Withholding Taxes; Gross-Up. Each payment by any Loan Party under any Loan Document shall be made without withholding for any Taxes, unless such withholding is required by law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the applicable Loan Party shall be increased as necessary so that net of such withholding for Indemnified Taxes (including withholding for Indemnified Taxes applicable to additional amounts payable under this Section) the applicable Recipient receives the amount it would have received had no such withholding been made.
(b) Payment of Other Taxes by the Borrowers. Each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c) Evidence of Payment. As soon as practicable after any payment of Indemnified Taxes by any Withholding Agent to a Governmental Authority, such Withholding Agent shall deliver to the Administrative Agent and the applicable Loan Party (if the Loan Party is not the Withholding Agent) the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d) Indemnification by the Borrowers. Each Borrower shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient on or with respect to any payment by or on account of any obligation of such Borrower under any Loan Document (including amounts paid or payable under this Section 2.16(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.16(d) shall be paid within 30 days after the Recipient delivers to such Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.16(e) shall be paid within 30 days after the Administrative Agent or the applicable Loan Party (as applicable) delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent or the applicable Loan Party (as applicable). Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(f) Status of Lenders.
(i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Administrative Borrower and the Administrative Agent, at the time or times reasonably requested by the Administrative Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Administrative Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Administrative Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Administrative Borrower or the Administrative Agent as will enable the Administrative Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Upon the reasonable request of the Administrative Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.16(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Administrative Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
(ii) Without limiting the generality of the foregoing, if a relevant Borrower is a US Person, any Lender with respect to such Borrower shall, if it is legally eligible to do so, deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a party hereto, a duly completed and executed original (and such number of copies reasonably requested by such Borrower and the Administrative Agent) of whichever of the following is applicable:
(A) in the case of a Lender that is a US Person, IRS Form W-9 certifying that such Lender is exempt from US Federal backup withholding tax;

(B) in the case of a Non-US Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, United States Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, United States Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(C) in the case of a Non-US Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;
(D) in the case of a Non-US Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate substantially in the applicable form attached as Exhibit I (a “US Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Administrative Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;
(E) in the case of a Non-US Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) all required supporting documentation, including the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this Section 2.16(f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; or
(F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, United States Federal withholding Tax together with such supplementary documentation necessary to enable the Administrative Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii) If a payment made to a Lender under any Loan Document would be subject to United States Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment.
(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including additional amounts paid pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, and additional amounts paid, under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. This Section 2.16(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
(h) Issuing Bank. For purposes of Section 2.16(e) and (f), the term “Lender” includes the Issuing Bank.
(i) All amounts payable by any Loan Party to the Agents, the Lenders or the Issuing Bank shall be deemed to be exclusive of any VAT. If VAT is payable on any amount paid to the Agents, the Lenders or the Issuing Bank by any Loan Party, the Administrative Borrower or such other Loan Party shall pay to the Agents, the Lenders or the Issuing Bank an amount equal to the amount of the VAT.
Section 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15, 2.16 or 2.19 or otherwise) prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Applicable Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Applicable Agent for the account of the Lenders to such account as the Applicable Agent shall from time to time specify in one or more notices delivered to the Administrative Borrower, except payments to be made directly to the Issuing Bank or

Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16, 2.19 and 10.3 shall be made directly to the Persons entitled thereto. The Applicable Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall, except as otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement; all other payments hereunder and under each other Loan Document shall be made in US Dollars. Any payment required to be made by any Agent hereunder shall be deemed to have been made by the time required if such Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by such Agent to make such payment.
(b) If at any time insufficient funds are received by the Agents from any Borrower (or from the Administrative Borrower as guarantor of the Obligations of such Borrower pursuant to Article IX) and available to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due from such Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Administrative Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower’s rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless an Agent shall have received notice from a Borrower prior to the date on which any payment is due to such Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, such Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to such Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at a rate determined by the Agent in accordance with banking industry rules on interbank compensation.
(e) If any Lender shall fail to make any payment required to be made by it pursuant to 2.4(c), 2.5(d) or (e), 2.6(b), 2.17(d) or 10.3(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of the foregoing clauses (i) and (ii), in any order as determined by the Administrative Agent in its discretion.
Section 2.18 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14 or 2.19 or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 or if any Borrower is required to pay any additional interest to any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14, 2.16 or 2.19 as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b) If (i) any Lender requests compensation under Section 2.14 or 2.19, (ii) if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Loan Party is required to pay any additional interest to any Lender pursuant to Section 2.19 or (iv) any Lender becomes a Defaulting Lender, then the applicable Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld or delayed, (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts) and (z) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or 2.19 or payments required to be made pursuant to Section 2.16 or additional interest required pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, within five Business Days after being notified that the applicable Borrower proposes to require a Lender to make such assignment and delegation hereunder, as a result of a waiver by such Lender or otherwise, the circumstances entitling such Borrower to require such assignment and delegation cease to apply.
Section 2.19 Foreign Subsidiary Costs. (a) Without duplication of any costs imposed under Section 2.14, if the cost to any Lender of making or maintaining any Loan to any Borrower is increased (or the amount of any sum received or receivable by any Lender (or its applicable lending office) is reduced) by an amount deemed in good faith by such Lender to be material, due to a Change in Law and by reason of the fact that such Borrower is incorporated in, or conducts business in, a jurisdiction other than the United States of America or Canada, such Borrower shall indemnify such Lender for such increased cost or reduction within 30 days after demand by such Lender (with a copy to the Administrative Agent). A certificate of such Lender claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for the calculation of such amount or amounts) shall be conclusive in the absence of manifest error.
(b) Each Lender will promptly notify the Administrative Borrower and the Administrative Agent of any event of which it has knowledge that will entitle such Lender to additional interest or payments pursuant to paragraph (a) above, but in any event within 45 days after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section in respect of any costs resulting from such event, only be entitled to payment under this Section for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different applicable lending office, if, in the judgment of such Lender, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Lender.
Section 2.20 Redenomination of Certain Alternative Currencies. (a) Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Effective Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the London Agent (in consultation with the Administrative Borrower) may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
Section 2.21 Designation of US Subsidiary Borrowers and Foreign Borrowers. The Administrative Borrower may at any time and from time to time designate (a) any US Subsidiary as a US Subsidiary Borrower, or (b) any Foreign Subsidiary as a Foreign Borrower, in each case by delivery to the Administrative Agent of a Borrower Joinder Agreement executed by such Subsidiary and the Administrative Borrower, and upon such delivery such Subsidiary shall for all purposes of this Agreement be a US Subsidiary Borrower or a Foreign Borrower, as the case may be, and a party to this Agreement. Any US Subsidiary Borrower and Foreign Borrower shall continue to be a Borrower and a party hereunder until the Administrative Borrower shall have executed and delivered to the Administrative Agent a Borrower Termination Agreement with respect to such Borrower, whereupon such Borrower shall cease to be a Borrower and a party hereunder. Notwithstanding the preceding sentence, (a) no Borrower Joinder Agreement shall become effective as to any US Subsidiary Borrower or any Foreign Borrower if it shall be unlawful for such Subsidiary to become a Borrower hereunder or for any Lender to make Loans to such Subsidiary as provided herein and (b) no Borrower Termination Agreement will become effective as to any US Subsidiary Borrower or any Foreign Borrower until all Loans made to such Subsidiary shall have been repaid and all amounts payable by such Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under this Agreement by such Subsidiary) shall have been paid in full; provided that such Borrower Termination Agreement shall be effective to terminate the right of such Subsidiary to request or receive further Borrowings under this Agreement.
Section 2.22 Increase in Commitments. The Administrative Borrower shall have the right upon one or more occasions by written notice to the Administrative Agent (a “Commitment Increase Notice”) to request an increase in the aggregate Commitment (the amount of increase requested on any occasion being referred to herein as the “Increase Amount”), in an aggregate amount of up to US$150,000,000 for all such increases, to a maximum aggregate Commitment of US$450,000,000 (less the aggregate amount of any Commitment reductions pursuant to Section 2.8); provided that at the time of the Commitment Increase Notice and at the time such request would become effective (i) no Default has occurred and is continuing or would exist after giving effect to such increase in the Commitment, and (ii) the Administrative Borrower will be in pro forma compliance with the covenant in Section 6.7 after giving effect to any funding in connection with such increase in the Commitment.

The Commitment Increase Notice shall be delivered by the Administrative Agent to the Lenders and shall specify a time period selected by the Administrative Borrower within which each Lender is requested to respond to such Commitment Increase Notice (which shall in no event be less than ten Business Days from the date of delivery of such Commitment Increase Notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, the amount of such increase. Any such Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Administrative Agent shall notify the Administrative Borrower and each Lender of such other Lender’s responses to each request made hereunder. After the expiration of the time period set forth in the Commitment Increase Notice or receipt by the Administrative Agent of responses to the Commitment Increase Notice from each of the Lenders, then the Administrative Borrower may, to achieve the full amount of the requested increase in the Commitments, invite one or more other Persons (other than individuals) (an “Additional Lender”) that have agreed to provide all or any portion of the Increase Amount and that are acceptable to each of the Administrative Agent, Swingline Lender and Issuing Bank (such consent not to be unreasonably withheld or delayed) (it being agreed that any Lender as of the date of the Commitment Increase Notice would be acceptable) and such Persons may be admitted as a Lender party to this Agreement in accordance with the provisions of Section 10.4(e). None of the Administrative Agent, Lead Arranger or any other Lender shall have any obligation or other commitment to provide all or any portion of the Increase Amount. No consent of any Lender (other than any Lender providing a portion of the Increase Amount) shall be required to give effect to the Increase Amount.
Any such increase in the Commitment shall become effective upon written notice by the Administrative Agent (which shall be promptly delivered by the Administrative Agent) to the Administrative Borrower and the Lenders specifying the effective date of such increase in Commitment, together with a revised Schedule 2.1 stating the new Commitment, and, in respect thereof, the Commitment of each Additional Lender, the respective continuing Commitment of the other Lenders and the new Revolving Credit Exposure of the Lenders.
Upon the effective date of the increased Commitment, each Additional Lender shall make all (if any) such payments to the Administrative Agent for distribution to the other Lenders as may be necessary to result in the respective Revolving Loans held by such Additional Lender and the other Lenders being equal to such applicable Lender’s Applicable Percentage of the aggregate principal amount of all Revolving Loans outstanding as of such date. The Administrative Borrower hereby agrees that any Additional Lender so paying any such amount to the other Lenders pursuant to the preceding sentence shall be entitled to all the rights of a Lender having Commitments hereunder in respect of such amounts, that such payments to such other Lenders shall thereafter constitute Revolving Loans made by such Additional Lender hereunder and that such Additional Lender may exercise all of its right of payment with respect to such amounts as fully as if such Additional Lender had initially advanced to the Administrative Borrower directly the amount of such payments. If any such adjustment payments pursuant to the preceding sentences of this Section 2.22 are made by an Additional Lender to other Lenders at a time other than the end of an Interest Period in the case of all or any portion of Revolving Loans constituting Eurocurrency Loans, CDOR Rate Loans or EURIBOR Loans, the Administrative Borrower shall pay to each of the Lenders receiving any such payment, at the time that such payment is made pursuant to this Section 2.22, the amount that would be required to be paid by the Administrative Borrower pursuant to Section 2.15 had such payments been made directly by the Administrative Borrower.

Section 2.23 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a);
(b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.2); provided, that any waiver, amendment or other modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately when compared to the other affected Lenders, or increases or extends the Commitment of such Defaulting Lender, shall require the consent of such Defaulting Lender;
(c) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages, but only to the extent that (A) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (B) the conditions set forth in Section 4.2 are satisfied at such time; provided that if, on any date thereafter during the period in which such Lender remains a Defaulting Lender, such conditions are satisfied, such reallocation shall occur on such later date;
(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within three Business Days following notice by the Administrative Agent (A) first, prepay such Swingline Exposure and (B) second, cash collateralize for the benefit of the Issuing Bank only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.5(j) for so long as such LC Exposure is outstanding;
(iii) if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(d) so long as such Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with clause (c) above, and (ii) participating interests in any newly made Swingline Loan or any newly issued, amended, renewed or extended Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with clause (c)(i) above (and such Defaulting Lender shall not participate therein).
In the event that the Administrative Agent, the Borrowers, the Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Lenders that:
Section 3.1 Organization; Powers. Each Loan Party is duly organized, validly existing and in good standing (or its jurisdictional equivalent, if any) under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each Subsidiary is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.2 Authorization; Enforceability. The Transactions are within each Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.3 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any law or regulation, applicable to the Administrative Borrower or any of its Material Subsidiaries in any material respect or the charter, by-laws or other organizational documents of the Administrative Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Administrative Borrower or any of its Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Loan Parties, and (d) will not result in the creation or imposition of any Lien on any material asset of the Administrative Borrower or any of its Subsidiaries.
Section 3.4 Financial Condition. The Administrative Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (a) as of and for the fiscal year ended December 31, 2010, reported on by PricewaterhouseCoopers, LLP, independent public accountants, and (b) as of and for the fiscal quarter ended June 30, 2011, and the portion of the fiscal year then ended, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Administrative Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (b) above.
Section 3.5 Properties. (a) Each of the Administrative Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(b) The Administrative Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Administrative Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 3.6 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting the Administrative Borrower or any of its Subsidiaries (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions, as of the date of this Agreement.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Administrative Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in a Material Adverse Effect.
Section 3.7 Compliance with Laws and Agreements. Each of the Administrative Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
Section 3.8 Investment and Holding Company Status. Neither the Administrative Borrower nor any of its Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 2005.
Section 3.9 Taxes. Each of the Administrative Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed (within any applicable extension) and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
Section 3.10 ERISA and Pensions. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than US$10,000,000, and the present value of all accumulated benefit obligations of all Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such Plans by more than US$10,000,000. For greater certainty, this subsection does not apply to Canadian Benefit Plans or Canadian Pension Plans.

(b) As of the date hereof, Schedule 3.10(b) lists all Canadian Benefit Plans and Canadian Pension Plans currently maintained by or contributed to by the Loan Parties and their Subsidiaries. The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration. Each Loan Party and each of their Subsidiaries are in material compliance with and have performed all of their respective obligations under and in respect of the Canadian Pension Plans and Canadian Benefit Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations). All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as set forth on Schedule 3.10(b) and other than routine claims for benefits, there are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. There has been no partial termination of any Canadian Pension Plan and, to any Loan Party’s knowledge, no facts or circumstances have occurred or existed which could result in a partial termination of any Canadian Pension Plans.
Section 3.11 Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
Section 3.12 Subsidiaries. As of the date hereof, Schedule 3.12 is a complete list of each of the Administrative Borrower’s Subsidiaries and such Subsidiary’s jurisdiction of incorporation.
Section 3.13 Federal Regulations. Neither the Administrative Borrower nor any of its Subsidiaries is engaged or will engage in any activities, nor shall use any portion of the proceeds of the Loans be used for any purpose, which in either case violate or are inconsistent with the provisions of Regulations U and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.
Section 3.14 Specially Designated Nationals or Blocked Persons List. None of the Borrowers, the Subsidiaries or any Affiliates of the Administrative Borrower are named on the United States Department of the Treasury’s Specially Designated Nationals or Blocked Persons list.

ARTICLE IV.
CONDITIONS
Section 4.1 Effective Date. The Existing Credit Agreement shall not be amended and restated, and the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective, until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):
(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of the Loan Documents signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of each Loan Document.
(b) The Administrative Agent shall have received a written opinion (addressed to the Agents and the Lenders and dated the Effective Date) of (i) Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Administrative Borrower and each other Loan Party, substantially in the form of Exhibit B-1, (ii) Fraser Milner Casgrain LLP, local counsel to the Canadian Borrowers, substantially in the form of Exhibit B-2, and (iii) NautaDutilh, local counsel to IDEXX Europe B.V. substantially in the form of Exhibit B-3, and, in each case, covering such other matters relating to each Loan Party, this Agreement or the Transactions as the Administrative Agent shall reasonably request. The Administrative Borrower hereby requests such counsel to deliver such opinion.
(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Administrative Borrower, confirming compliance with the conditions set forth in paragraphs (f) and (h) of this Section 4.1 and paragraphs (a) and (b) of Section 4.2.
(e) The Administrative Agent shall have received all fees and other amounts due and payable pursuant to this Agreement on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Administrative Borrower hereunder.
(f) The Administrative Agent shall have received evidence that all governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the financing contemplated hereby and the continuing operations of the Administrative Borrower and its Subsidiaries shall have been obtained and be in full force and effect.
(g) The Administrative Agent shall have received (i) satisfactory audited consolidated financial statements of the Administrative Borrower for the two most recent fiscal years ended prior to the Effective Date as to which such financial statements are available and (ii) satisfactory unaudited interim consolidated financial statements of the Administrative Borrower for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to the foregoing clause (i) as to which such financial statements are available.
(h) Since December 31, 2010, there shall not have occurred any Material Adverse Effect.

(i) The Administrative Agent shall have received evidence satisfactory to it that, substantially simultaneously with the funding of any Loans on the Effective Date, all commitments under the Existing Credit Agreement (other than those continuing as Commitments under this Agreement) shall terminate and the applicable Borrower or Borrowers shall have repaid the principal of all outstanding loans thereunder and paid all accrued interest, fees and other amounts owing thereunder. The Lenders that are Existing Lenders hereby waive any provision under the Existing Credit Agreement requiring advance written notice in order to repay any “Loans” or terminate any “Commitments” under and as defined in the Existing Credit Agreement, it being understood that such “Commitments” (other than those continuing as Commitments under this Agreement) shall automatically terminate on the Effective Date.
(j) The Administrative Agent and the Lenders shall have received (i) all documentation and other information reasonably requested by the Lenders or the Administrative Agent under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and (ii) such other documents and instruments as are customary for transactions of this type or as they may reasonably request.
Notwithstanding anything to the contrary contained in this Section 4.1 or in any other provision of the Loan Documents, (x) IDEXX Europe B.V. shall have no rights or obligations under the Loan Documents, including the right to make Borrowings or requests for Letters of Credit hereunder, until each of the preceding conditions is satisfied to the extent they relate to IDEXX Europe B.V., (y) the Existing Credit Agreement shall be amended and restated, and the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder, in each case to or for the account of the Borrowers other than IDEXX Europe B.V., shall become effective, on the Effective Date (determined as though each of the preceding conditions were satisfied to the extent they relate to IDEXX Europe B.V.), and (z) the “Effective Date” with respect to all Borrowers (including IDEXX Europe B.V. once it has satisfied such conditions) shall mean the date on which the conditions specified in Section 4.1 are satisfied as determined in accordance with the preceding clause (y).
The Administrative Agent shall notify the Administrative Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.2) at or prior to 3:00 p.m., New York City time, on July 31, 2011 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
Section 4.2 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (but not any continuation or conversion of any Borrowing), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a) The representations and warranties of the Loan Parties set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Administrative Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
Section 4.3 Initial Credit Event for each Additional Borrower. The obligation of each Lender to make Loans to any Borrower that becomes a Borrower after the Effective Date is subject to the satisfaction of the following conditions:
(a) The Administrative Agent (or its counsel) shall have received such Borrower’s Borrower Joinder Agreement duly executed by all parties thereto.
(b) The Administrative Agent shall have received such documents (including such legal opinions) as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of such Borrower, the authorization of the Transactions insofar as they relate to such Borrower and any other legal matters relating to such Borrower, its Borrower Joinder Agreement or such Transactions, including, with respect to any Borrower organized under the laws of any jurisdiction outside of the United States, a legal opinion from Borrower’s counsel in such jurisdiction, all in form and substance satisfactory to the Administrative Agent and its counsel.
(c) The Administrative Agent and the Lenders shall have received all documentation and other information reasonably requested by the Lenders or the Administrative Agent under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.
ARTICLE V.
AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Lenders that:
Section 5.1 Financial Statements and Other Information. The Administrative Borrower will furnish to the Administrative Agent and each Lender:
(a) within 90 days after the end of each fiscal year of the Administrative Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Administrative Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Administrative Borrower, its consolidated balance sheet and related statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Administrative Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Administrative Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.7 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Administrative Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange or any applicable securities commission in Canada, or distributed by the Administrative Borrower to its shareholders generally, as the case may be; and
(e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Administrative Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent may reasonably request.
Any delivery of the items required to be delivered by (i) clauses (a), (b), and (d) of this Section by the Administrative Borrower shall be deemed to have been delivered to the Administrative Agent and the Lenders upon the filing of such items with the Securities and Exchange Commission or other applicable securities commission, provided that such items are readily available for public viewing on EDGAR, or (ii) clause (c) of this Section by the Administrative Borrower shall be deemed satisfied by delivery to the Administrative Agent of such items for posting to Intralinks or other such similar system (to the extent Intralinks or such other system has been established, is functioning and is accessible to each Lender).
Section 5.2 Notices of Material Events. The Administrative Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;
(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Administrative Borrower and its Subsidiaries with respect to any Plan in an aggregate amount exceeding US$10,000,000; and
(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Administrative Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 5.3 Existence; Conduct of Business. The Administrative Borrower (a) will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect, preserve, renew and keep in full force and effect the rights, licenses, permits, privileges and franchises material to the conduct of its business, and (b) except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Administrative Borrower and its Subsidiaries, taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.3.
Section 5.4 Payment of Obligations. The Administrative Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be likely to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Administrative Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
Section 5.5 Maintenance of Properties; Insurance. The Administrative Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of the business of the Administrative Borrower and its Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, except in the case of clause (a) herein, to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect;

Section 5.6 Books and Records; Inspection Rights. The Administrative Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Administrative Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or the Required Lenders, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested, provided that such visits shall not occur more than once per calendar year unless an Event of Default has occurred and is continuing.
Section 5.7 Compliance with Laws. The Administrative Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 5.8 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only for general corporate purposes of the Administrative Borrower and its Subsidiaries, including stock repurchases, acquisitions and the refinancing of other indebtedness (including any indebtedness and any other amounts outstanding under the Existing Credit Agreement). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
Section 5.9 Additional Subsidiaries. In the event the Administrative Borrower acquires or creates any Material US Subsidiaries or if any existing Subsidiary becomes a Material US Subsidiary after the Effective Date, the Administrative Borrower shall forthwith promptly (and in any event within 15 Business Days after knowledge of such Subsidiary being a Material US Subsidiary) cause such Subsidiary to become a Subsidiary Guarantor; provided that, at the reasonable discretion of the Administrative Agent, no such Material US Subsidiary shall be required to become a Subsidiary Guarantor to the extent that doing so would be reasonably likely to cause material adverse tax consequences to the Administrative Borrower and its Subsidiaries.
ARTICLE VI.
NEGATIVE COVENANTS
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Lenders that:
Section 6.1 Indebtedness. The Administrative Borrower will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(a) Indebtedness created hereunder;

(b) Indebtedness existing on the date hereof and up to the full commitment with respect to such Indebtedness as set forth in Schedule 6.1 and any extensions, renewals or replacements of any such Indebtedness to the extent the principal amount thereof is not increased beyond the commitment amount set forth in Schedule 6.1;
(c) Indebtedness of any Subsidiary to a Borrower or any other Subsidiary;
(d) Guarantees by any Subsidiary of Indebtedness of a Borrower or any other Subsidiary;
(e) Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed US$50,000,000 at any time outstanding;
(f) Cash Pooling Obligations (i) owing from any Subsidiary to another Subsidiary or (ii) owing from any Subsidiary to any third party financial institution providing the cash management services in an aggregate amount not exceeding the aggregate amount of cash and cash equivalents securing such Cash Pooling Obligations;
(g) Indebtedness of any Subsidiary as an account party in respect of issued and undrawn (i) standby letters of credit in an amount not to exceed US$10,000,000, and (ii) trade letters of credit;
(h) additional Indebtedness of Subsidiaries in a principal amount not to exceed 10% of the Administrative Borrower’s consolidated assets as of the most recently ended fiscal quarter for which financial statements are available.
Section 6.2 Liens. The Administrative Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a) Permitted Encumbrances;
(b) any Lien on any property or asset of the Administrative Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.2; provided that (i) such Lien shall not apply to any other property or asset of the Administrative Borrower or any Subsidiary and (ii) to the extent such Lien is on assets of a Subsidiary, such Lien shall secure only those obligations which it secures on the date hereof, up to the full commitment amount of Indebtedness as set forth on Schedule 6.1 or Schedule 6.2 and any extensions, renewals or replacements of any such Indebtedness to the extent the principal amount thereof is not increased beyond the commitment amount set forth on Schedule 6.1;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Administrative Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Administrative Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or any refinancing or replacement of such obligation which does not increase the principal amount of any such obligations), as the case may be;
(d) Liens on fixed or capital assets acquired, constructed or improved by the Administrative Borrower; provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, (iii) such security interests shall not apply to any other property or assets of the Administrative Borrower or any Subsidiary, and (iv) the Indebtedness secured thereby, together with the Indebtedness secured pursuant to Section 6.2(e), does not exceed US$100,000,000 in the aggregate;
(e) Liens on fixed or capital assets acquired, constructed or improved by any Subsidiary; provided that (i) to the extent such Lien is on assets of a Subsidiary, such security interests secure Indebtedness permitted by clause (e) of Section 6.1, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Administrative Borrower or any Subsidiary;
(f) Liens on any cash and cash equivalents securing Cash Pooling Obligations permitted by Section 6.1(f)(ii);
(g) Liens securing Indebtedness permitted by clause (h) of Section 6.1;
(h) Liens against the assets of any Borrower that is an employer under a Canadian Pension Plan, in respect of employee contributions withheld or remitted, until such time as the contributions are due to be paid into the fund of a Canadian Pension Plan pursuant to applicable law; and
(i) any Lien arising under Article 24 of the general terms and conditions (Algemene Bank Voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in The Netherlands pursuant to its general terms and conditions.

Section 6.3 Fundamental Changes. The Administrative Borrower will not, and will not permit any Subsidiary to, merge into or amalgamate or consolidate with any other Person, or permit any other Person to merge into or amalgamate or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:
(a) any Subsidiary that is not a Borrower may merge with any Borrower in a transaction in which a Borrower is the surviving corporation,
(b) any Subsidiary that is not a Borrower may merge with any Subsidiary that is not a Borrower in a transaction in which the surviving entity is a Subsidiary;
(c) any Subsidiary may merge with any Person in a transaction in which the surviving entity is a Subsidiary;
(d) any Borrower (other than the Administrative Borrower) may merge with any Person in a transaction in which the surviving entity is a Borrower and the Administrative Borrower may merge with any Person in a transaction in which the surviving entity is the Administrative Borrower;
(e) the Administrative Borrower and any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to a Borrower or to another Subsidiary;
(f) any Subsidiary that is not a Borrower may liquidate or dissolve if the Administrative Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders;
(g) the Administrative Borrower and any Subsidiary may sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions), assets and properties so long as the net book value of all such dispositions from and after the Effective Date, shall not, in the aggregate, exceed 20% of the Administrative Borrower’s consolidated tangible assets as set forth on the Administrative Borrower’s most recently delivered audited financial statements delivered pursuant to Section 4.1(g); and
(h) any Person may merge with and into any Borrower or any of its direct or indirect wholly-owned Subsidiaries in an Acquisition.
Section 6.4 Investments, Loans, Advances, Guarantees and Acquisitions. The Administrative Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger or amalgamation with any Person that was not a wholly owned Subsidiary prior to such merger or amalgamation) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:
(a) Permitted Investments;

(b) investments by the Administrative Borrower in its Subsidiaries (or Persons that become Subsidiaries at the time of such investment);
(c) investments by Subsidiaries in other Subsidiaries (or Persons that become Subsidiaries at the time of such investment);
(d) loans or advances made by a Borrower to any Subsidiary and made by any Subsidiary to a Borrower or any other Subsidiary;
(e) Guarantees constituting Indebtedness not prohibited by Section 6.1;
(f) investments pursuant to Acquisitions;
(g) investments in non-Subsidiaries (not constituting an Acquisition); provided, that all such investments after the date hereof shall not exceed, in the aggregate, an amount equal to 20% of the Administrative Borrower’s consolidated assets for the most recently ended fiscal quarter for which financial statements are available prior to such investment; and
(h) investments in and obligations under Swap Agreements that are not for speculative purposes.
Section 6.5 Transactions with Affiliates. The Administrative Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Administrative Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Administrative Borrower and its wholly owned Subsidiaries not involving any other Affiliate, (c) transactions otherwise expressly permitted by this Article VI or (d) other transactions involving aggregate payments or other market value in an amount not to exceed US$20,000,000.
Section 6.6 Restrictive Agreements. The Administrative Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Administrative Borrower or any Subsidiary to create, incur or permit to exist any Lien securing the Obligations upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Administrative Borrower or any other Subsidiary or to Guarantee Indebtedness of the Administrative Borrower or any other Subsidiary; provided that (i) the foregoing clauses (a) and (b) shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing clauses (a) and (b) shall not apply to restrictions and conditions (x) existing on the date hereof identified on Schedule 6.6 (but shall apply to any extension, renewal, amendment or modification, in each case, expanding the scope of, any such restriction or condition) or (y) pursuant to the provisions governing Indebtedness permitted pursuant to clause (h) of Section 6.1, so long as such restrictions are not more restrictive than any restriction in this Agreement, (iii) the foregoing clauses (a) and (b) shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) the foregoing clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness; (v) the foregoing clause (a) shall not apply to customary provisions in leases, licenses and other contracts restricting the assignment thereof or the subject matter thereof; and (vi) the foregoing clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to any unsecured private placement Indebtedness of the Administrative Borrower or any Subsidiary to the extent that such agreement requires that the holders of such Indebtedness obtain at least pari passu benefit of any Lien granted to other senior unsecured creditors.
Section 6.7 Financial Covenants. (a) The Administrative Borrower will not permit the Consolidated Leverage Ratio as of the last day of any Reference Period to be greater than 3.00:1.00.
(b) For purposes of determining the Consolidated Leverage Ratio for any Reference Period, there shall be (i) included, at the Administrative Borrower’s discretion, in Consolidated EBITDA all Consolidated EBITDA attributable to any Person or business acquired by (and thereafter owned by) the Administrative Borrower or any Subsidiary of the Administrative Borrower during such period as if such Person or business had been acquired on the day before the first day of such period and (ii) excluded from such Consolidated EBITDA all Consolidated EBITDA attributable to any Person or business disposed of by the Administrative Borrower or any Subsidiary of the Administrative Borrower during such period as if such Person or business were disposed of on the first day of such period. For purposes hereof, the Consolidated EBITDA attributable to any such acquired or disposed Person or business prior to the date of acquisition or disposition thereof shall be determined in a manner consistent with the method for determining Consolidated EBITDA hereunder.
ARTICLE VII.
EVENTS OF DEFAULT
If any of the following events (“Events of Default”) shall occur:
(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
(c) any representation or warranty made or deemed made by or on behalf of the Administrative Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) any Borrower or any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.2, 5.3 (with respect to any Borrower’s existence) or 5.8 or in Article VI;
(e) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to any Borrower (which notice will be given at the request of any Lender);
(f) any Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, beyond any applicable grace or cure period;
(g) any event or condition occurs (and continues beyond any applicable grace or cure period) that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any requirement to deliver cash, shares of common stock of the Administrative Borrower or a combination of cash and shares of common stock of the Administrative Borrower to the holders of Convertible Indebtedness upon conversion thereof (other than any right to so convert such Indebtedness that is triggered by an event of default, a change of control or a similar event, however denominated), or (iii) any right of any holder of Convertible Indebtedness to require the repurchase, repayment or redemption of such Convertible Indebtedness on a predetermined date provided in the documentation for such Convertible Indebtedness (other than any right to so require the repurchase, repayment or redemption of such Convertible Indebtedness that is triggered by an event of default, a change of control or a similar event, however denominated) or, for the avoidance of doubt, any offer to repurchase, repay or redeem Convertible Indebtedness on such date or the delivery of a notice with respect thereto;
(h) an involuntary case, action or proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, interim receiver, receiver manager, trustee, custodian, sequestrator, conservator or similar official for the Borrowers or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such case, action, proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Borrower or any Material Subsidiary shall (i) voluntarily commence any case, action or proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, interim receiver, receiver manager, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such case, action or proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j) any Borrower or any Material Subsidiary shall admit in writing its inability to pay its debts as they become due;
(k) one or more judgments for the payment of money in an aggregate amount in excess of US$20,000,000 shall be rendered against any Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower or any Subsidiary to enforce any such judgment that is not promptly stayed;
(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of any Borrower and its Subsidiaries with respect to any Plan, in an aggregate amount exceeding US$10,000,000 from and after the Effective Date;
(m) a Change in Control shall occur; or
(n) any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, shall cease to be in full force and effect; or any Loan Party or any other Person shall contest in any manner the validity or enforceability of any Loan Document; or any Loan Party shall deny that it has any or further liability or obligation under any Loan Document, or shall purport to revoke, terminate or rescind any Loan Document;
then, and in every such event (other than an event with respect to the any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Administrative Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Borrowers described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

ARTICLE VIII.
THE AGENTS
Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Agents as their agents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Administrative Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.
The Agents shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agents are required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth herein, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Administrative Borrower or any of its Subsidiaries that is communicated to or obtained by them or any of their Affiliates in any capacity. The Agents shall not be liable to the Lenders for any action taken or not taken by them with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of their own gross negligence or willful misconduct. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Administrative Borrower or a Lender, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Administrative Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The London Agent shall have no duties or rights hereunder until the Administrative Borrower provides the London Agent with a Borrowing Request and requests a Borrowing in an Alternative Currency other than Canadian Dollars. At such time, the London Agent shall be appointed as an Agent by the Administrative Agent and the London Agent shall become party to this Agreement as an Agent. Thereafter, the London Agent shall be an Agent hereunder. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the activities as Administrative Agent.
Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, each Agent may resign at any time by notifying the other Agents, the Lenders, the Issuing Bank and the Administrative Borrower. Upon any such resignation, the Required Lenders (in the case of a resignation by the Administrative Agent) or the Administrative Agent (in the case of a resignation by any other Agent) shall have the right, in consultation with the Administrative Borrower, to appoint a successor. If no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such Person. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Administrative Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Administrative Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.
Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
The Lead Arranger shall have no duties, responsibilities or obligations to, and no authority to act for, any other party to this Agreement by virtue of its status as Lead Arranger hereunder.

ARTICLE IX.
GUARANTEE
In order to induce the Lenders to extend credit to the other Borrowers hereunder, the Administrative Borrower hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations of such other Borrowers. The Administrative Borrower further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.
The Administrative Borrower waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Administrative Borrower hereunder shall not be affected by (a) the failure of any Agent or Lender to assert any claim or demand or to enforce any right or remedy against any Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (b) any extension or renewal of any of the Obligations, (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement, (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations or (e) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Administrative Borrower or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Administrative Borrower to subrogation.
The Administrative Borrower further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Agent or Lender to any balance of any deposit account or credit on the books of any Agent or Lender in favor of any Borrower or any other Person.
The obligations of the Administrative Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full of all the Obligations owed by the Administrative Borrower to the Agents, the Issuing Bank and the Lenders), and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise (other than for the indefeasible payment in full of all the Obligations owed by the Administrative Borrower to the Agents, the Issuing Bank and the Lenders).
The Administrative Borrower further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Agent or Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Agent or Lender may have at law or in equity against the Administrative Borrower by virtue hereof, upon the failure of any other Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Administrative Borrower hereby promises to and will, upon receipt of written demand by any Agent or Lender, forthwith pay, or cause to be paid, to the Applicable Agent or Lender in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon. The Administrative Borrower further agrees that if payment in respect of any Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any Agent or Lender, not consistent with the protection of its rights or interests, then, at the election of the Administrative Agent, the Administrative Borrower shall make payment of such Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify each Agent and Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.
Upon payment by the Administrative Borrower of any sums as provided above, all rights of the Administrative Borrower against any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrower to the Agents, the Issuing Bank and the Lenders.
Nothing shall discharge or satisfy the liability of the Administrative Borrower hereunder except the full performance and payment of the Obligations.
ARTICLE X.
MISCELLANEOUS
Section 10.1 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i) if to the Administrative Borrower, to it at One IDEXX Drive, Westbrook, Maine 04092, Attention of Chief Financial Officer (Telecopy No. (207) 556-4347); with a copy to Office of General Counsel.
(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Two Corporate Drive, Suite 730, Shelton, CT 06484, Attention of Peter M. Killea (Telecopy No. (203) 944-8495); with a copy to JPMorgan Chase Bank, N.A., Central Operations, 10 South Dearborn, 7th Floor, Chicago, IL 60603-2003, Attention of Anthony Catron (Telecopy No. (312) 385- 7096); with a copy to Goulston & Storrs, 750 Third Avenue, 22nd Floor, New York, New York 10017, Attention of Philip Herman (Telecopy No. (212) 878-6911);

(iii) if to the Issuing Bank, to JPMorgan Chase Bank, N.A., Two Corporate Drive, Suite 730, Shelton, CT 06484, Attention of Peter M. Killea (Telecopy No. (203) 944-8495); with a copy to JPMorgan Chase Bank, N.A., Central Operations, 10 South Dearborn, 7th Floor, Chicago, IL 60603-2003, Attention of Anthony Catron (Telecopy No. (312) 385- 7096);
(iv) if to the London Agent, to J.P. Morgan Europe Limited, 125 London Wall, London EC2Y 5AJ, Attention of Agency Department (Telecopy No. 44-207-777-2360), with copies as provided under clause (ii) above;
(v) if to the Toronto Agent, to JPMorgan Chase Bank, N.A., Toronto Branch, 200 Bay Street, Royal Bank Plaza, South Tower, Suite 1800,Toronto,On M5J2J2, Canada, Attention of Indrani Lazarus (Telecopy No. (416)-981-9174), with a copy to the Administrative Agent as provided under clause (ii) above;
(vi) if to the Swingline Lender, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn, 7th floor, Suite 0010, Chicago, IL 60603, Attention of Joyce P. King (Telecopy No. (312) 385-7096); and
(vii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Each Agent or the Administrative Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 10.2 Waivers; Amendments. (a) No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Borrower and the Required Lenders or by the Administrative Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (v) change any provisions of Article IX without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders”, “Alternative Currency” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender, (vii) except as otherwise expressly permitted in any Loan Document (including Section 2.21 hereof), release any Borrower from its obligations under any Loan Document without the written consent of each Lender, or (viii) except as otherwise expressly permitted in any Loan Document (including Section 10.15 hereof), release all or substantially all of the Subsidiary Guarantors from their respective obligations under the Subsidiary Guarantee Agreement or limit their liability in respect thereof or their obligation to become a party thereto, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of such Agent, the Issuing Bank or the Swingline Lender, as the case may be.
Section 10.3 Expenses; Indemnity; Damage Waiver. (a) The Administrative Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agents, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agents, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights after a Default in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder after a Default, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Administrative Borrower shall indemnify the Agents, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Administrative Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Administrative Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith breach of contract or willful misconduct of such Indemnitee. This Section 10.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(c) To the extent that the Administrative Borrower fails to pay any amount required to be paid by it to any Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Issuing Bank or the Swingline Lender in its capacity as such.
(d) To the extent permitted by applicable law, the Administrative Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(e) All amounts due under this Section shall be payable promptly after written demand therefor.

Section 10.4 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Loan Parties may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Assignee) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A) the Administrative Borrower; provided that the Administrative Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and provided, further, that no consent of the Administrative Borrower shall be required if (I) the assignee is a Lender, an Affiliate of a Lender or an Approved Fund, and in each case (x) agrees to maintain any Canadian Dollar Loans to the Canadian Borrowers at its Canadian Lending Office until any Event of Default occurs and (y) demonstrates to the reasonable satisfaction of the Administrative Borrower that it can lend funds denominated in Alternative Currencies without additional cost to the Borrowers, or (II) an Event of Default has occurred and is continuing;
(B) the Administrative Agent; and
(C) the Issuing Bank.
(ii) Assignments shall be subject to the following additional conditions:
(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of the Administrative Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Administrative Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500;
(D) the assignee shall deliver to the Administrative Agent, Withholding Agent and/or applicable Borrower, as applicable, any documentation required by Section 2.16(f);
(E) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate- level information (which may contain material non-public information about the Administrative Borrower, the other Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and
(F) other than assignments to an existing Lender, assignments to Lenders that will acquire a position of the Obligations of IDEXX Europe B.V. shall be at least equal to the Dutch Minimum Borrowing Amount or, if it is less, such new Lender (as the case may be) shall confirm in writing to IDEXX Europe B.V. that it is a professional market party within the meaning of the FSA.
(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16, 2.19 and 10.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Administrative Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Administrative Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Administrative Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, any documentation required by Section 2.16(f), the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (ii)(C) of this paragraph (b) and any written consent to such assignment required by clause (i) of this paragraph (b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Sections 2.4(c), 2.5(d) or (e), 2.6(b), 2.17(d) or 10.3(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c) Any Lender may, without the consent of the Administrative Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Assignee, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Administrative Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.2(b) that affects such Participant. The Administrative Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 2.19 (subject to the requirements and limitations therein, including the requirements under

Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender and the Administrative Borrower)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that (i) such Participant agrees to be subject to the provisions of Section 2.17 and Section 2.18 as if it were an assignee under paragraph (b) of this Section, (ii) such Participant shall not be entitled to receive any greater payment under Section 2.14, 2.16 or 2.19, with respect to any participation, than its participating Lender would have been entitled to receive, including, for the avoidance of doubt, any payment that the participating Lender would have been entitled to receive as a result of a Change in Law that occurs after the Participant acquires the applicable participation, and (iii) the Administrative Borrower has been notified of such participation and all relevant details with respect thereto. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e) On one or more occasions, one or more Additional Lenders may be admitted as Lenders party to this Agreement in connection with an increase of the total Commitment pursuant to Section 2.22, subject to (i) execution and delivery by any such Additional Lender to the Administrative Agent, for recording in the Register, of an Instrument of Adherence substantially in the form of Exhibit H hereto (an “Instrument of Adherence”), (ii) acceptance of such Instrument of Adherence by each of the Administrative Agent and the Administrative Borrower by their respective executions thereof, and (iii) the completion of an Administrative Questionnaire by such Additional Lender promptly delivered to the Administrative Agent. Upon the satisfaction of the foregoing conditions, from and after the effective date specified in each such Instrument of Adherence, the Additional Lender shall be a Lender party hereto and have the rights and obligations of a Lender hereunder.

Section 10.5 Survival. All covenants, agreements, representations and warranties made by the Borrowers and the Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit (regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Applicable Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder), and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12(h), 2.14, 2.15, 2.16, 2.19 and 10.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
Section 10.6 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Agents or the Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 10.7 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 10.8 Right of Setoff. Subject to the provisions of Section 10.18 hereof, if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of any Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Subject to the provisions of Section 10.18 hereof, the rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Notwithstanding anything to the contrary contained herein, the Administrative Agent and each Lender hereby waive and release any lien arising under Article 24 of the general terms and conditions (Algemene Bank Voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) (but not its right of setoff) with respect to the accounts of any Loan Party, but only to the extent that such lien would otherwise secure the obligations of such Loan Party hereunder.

Section 10.9 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Administrative Borrower or its properties in the courts of any jurisdiction.
(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 10.12 Confidentiality. (a) Each of the Agents, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Administrative Borrower and its obligations, (g) with the consent of the Administrative Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Administrative Borrower. For the purposes of this Section, “Information” means all information received from the Administrative Borrower relating to the Administrative Borrower or its business, other than any such information that is available to any Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Administrative Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Agents, Issuing Bank, and the Lenders agrees to use reasonable commercial efforts (if it may legally do so) to provide prior notice of any disclosure of Information pursuant to clauses (b) or (c) above.
(b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 10.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE ADMINISTRATIVE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL, PROVINCIAL, TERRITORIAL AND STATE SECURITIES LAWS.
(c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE ADMINISTRATIVE BORROWER OR THE AGENTS PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE ADMINISTRATIVE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE ADMINISTRATIVE BORROWER AND EACH AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 10.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Section 10.14 Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b) The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Administrative Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of each party hereto contained in this Section 10.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
Section 10.15 Releases of Guarantees. (a) In the event of a disposition of all the Equity Interests in a Subsidiary Guarantor to a Person other than the Administrative Borrower or an Affiliate of the Administrative Borrower in a transaction not prohibited by any covenant contained in this Agreement, the Administrative Agent is hereby directed and authorized to take such action and to execute such documents as the Administrative Borrower may reasonably request, at the Administrative Borrower’s sole expense, to evidence or effect the release of the Guarantee by such Subsidiary Guarantor under the Subsidiary Guaranty Agreement.

(b) Without limiting the provisions of Section 10.5, the Administrative Borrower shall reimburse the Administrative Agent for all costs and expenses, including attorney’s fees and disbursements, incurred by it in connection with any action contemplated by this Section 10.15.
Section 10.16 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each of the Loan Parties that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Parties in accordance with the Act.
Section 10.17 No Fiduciary Duty. The Administrative Borrower, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Administrative Borrower, the Subsidiaries and their Affiliates, on the one hand, and the Agents, the Issuing Bank, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Issuing Bank, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.
Section 10.18 Liability for Obligations. Notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents to the contrary, the parties agree that: (a) the Foreign Subsidiaries shall not be liable for any obligation of the Administrative Borrower or any US Subsidiary Borrower arising under or with respect to any of the Loan Documents; (b) each Foreign Borrower shall be severally liable only for the obligations of such Foreign Borrower; and (c) no Agent or Lender, or any Affiliate thereof, may set-off or apply any deposits of a Foreign Subsidiary or any other obligations at the time owing to or for the credit of the account of any Foreign Subsidiary by such Agent, Lender of Affiliate thereof, against any or all of the obligations of the Administrative Borrower or any US Subsidiary Borrower.
Section 10.19 Representation of Dutch Borrower. If a Borrower, incorporated under the laws of the Netherlands, is represented by an attorney in connection with the signing and/or execution of this Agreement or any other Loan Document, it is hereby expressly acknowledged and accepted by the other parties to this Agreement or any other Loan Document that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his authority shall be governed by the laws of the Netherlands.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective Responsible Officers as of the day and year first above written.

IDEXX LABORATORIES, INC.

By:	/s/ Merilee Raines

	Name:	Merilee Raines
	Title:	Corporate Vice President, Chief
Financial Officer, Treasurer and Assistant Secretary

IDEXX LABORATORIES CANADA CORPORATION

By:	/s/ Merilee Raines

	Name: Title:	Merilee Raines Treasurer, Vice President and Assistant Secretary

IDEXX EUROPE B.V.

By:	/s/ Jonathan W. Ayers

	Name:	Jonathan W. Ayers
	Title:	Director

IDEXX DISTRIBUTION, INC.

By:	/s/ Merilee Raines

	Name:	Merilee Raines
	Title:	Treasurer and Assistant Secretary

IDEXX OPERATIONS, INC.

By:	/s/ Merilee Raines

	Name:	Merilee Raines
	Title:	Vice President, Treasurer and Assistant Secretary

IDEXX REFERENCE LABORATORIES, INC.

By:	/s/ Merilee Raines

	Name:	Merilee Raines
	Title:	Treasurer and Assistant Secretary

OPTI MEDICAL SYSTEMS, INC.

By:	/s/ Merilee Raines

	Name:	Merilee Raines
	Title:	Vice President, Treasurer and Assistant Secretary

JPMORGAN CHASE BANK, N.A., as Lender and
Administrative Agent

By:	/s/ Peter Killea

	Name:	Peter Killea
	Title:	SVP-Credit Executive

JPMORGAN CHASE BANK, N.A., Toronto Branch, as Toronto Agent

By:	/s/ Michael N. Tam

	Name:	Michael N. Tam
	Title:	Senior Vice President

J.P. MORGAN EUROPE LIMITED, as London Agent

By:	/s/ Steven Connolly

	Name:	Steven Connolly, Authorised Signatory
	Title:	Vice President

LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Jane A. Parker

	Name:	Jane A. Parker
	Title:	Senior Vice President

CANADIAN LENDING OFFICE:

BANK OF AMERICA, NATIONAL ASSOCIATION, by its Canada Branch

By:	/s/ Medina Sales de Andrade

	Name:	Medina Sales de Andrade
	Title:	Vice President

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Thomas Mahoney

	Name:	Thomas Mahoney
	Title:	SVP

CANADIAN LENDING OFFICE:

WELLS FARGO CAPITAL FINANCE CORP, CANADA

By:	/s/ Raymond Eghobamien

	Name:	Raymond Eghobamien
	Title:	Vice President, Wells Fargo Capital
Finance Corporation Canada

LENDER:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Neil C. Buitenhuys

	Name:	Neil C. Buitenhuys
	Title:	Senior Vice President

CANADIAN LENDING OFFICE:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Elsa O’Brien

	Name:	Elsa O’Brien
	Title:	Senior Product Manager & Vice President

LENDER:

HSBC Bank, USA, N.A.

By:	/s/ Elise M. Russo

	Name:	Elise M. Russo
	Title:	Global Relationship Manager

CANADIAN LENDING OFFICE:

HSBC Bank, USA, N.A.

By:	/s/ Elise M. Russo

	Name:	Elise M. Russo
	Title:	Global Relationship Manager

LENDER:

DEUTSCHE BANK AG, NEW YORK BRANCH

By:	/s/ Edward D. Herko

	Name:	Edward D. Herko
	Title:	Director

By:	/s/ Ming K. Chu

	Name:	Ming K. Chu
	Title:	Vice President

EXHIBIT A
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:	[ ]

2. Assignee:	[ ] [and is an Affiliate/Approved Fund of [identify Lender]1]

3. Borrower(s):	IDEXX LABORATORIES, INC.; IDEXX DISTRIBUTION, INC.; IDEXX OPERATIONS, INC.; IDEXX REFERENCE LABORATORIES, INC.; OPTI MEDICAL SYSTEMS, INC.; IDEXX LABORATORIES CANADA CORPORATION; and IDEXX EUROPE B.V.

4. Administrative Agent:	JPMorgan Chase Bank, National Association, as the administrative agent under the Credit Agreement

[1]	Select as applicable.

Exhibit A – Page 1

5. Credit Agreement:	The Amended and Restated Credit Agreement dated as of July 26, 2011, among IDEXX LABORATORIES, INC., the other Borrowers named therein, the Lenders parties thereto, JPMorgan Chase Bank, National Association, as Administrative Agent, JP Morgan Chase Bank, National Association, Toronto Branch, as Toronto Agent and J.P. Morgan Europe Limited, as London Agent.

6. Assigned Interest:

Aggregate Amount of	Amount of	Percentage Assigned
Commitment/Loans	Commitment/Loans	of
for all Lenders	Assigned	Commitment/Loans[2]
$	$	%
Effective Date: [                     ], 20[           ] [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]
The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Administrative Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Name:
Title:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit A – Page 2

Consented to and Accepted:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Issuing Bank

By:
Name:
Title:

[Consented to:][3]

IDEXX LABORATORIES, INC., as Administrative Borrower

By:
Name:
Title:

[3]	To be added only if the consent of the Administrative Borrower is required by the terms of the Credit Agreement.

Exhibit A – Page 3

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, [including, without limitation, that it can lend funds denominated in Alternative Currencies without additional cost to the Borrowers,]4 (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1(a) and 5.1(b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-US Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[4]	To be added if required under Section 10.4(b)(i)(A) of the Credit Agreement.

Exhibit A – Page 4

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit A – Page 5

EXHIBIT B-1
FORM OF OPINION (US)
1. Each of the Administrative Borrower, Operations, Reference and OPTI is a corporation validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to conduct its business as it is, to our knowledge, currently conducted. Distribution is a corporation validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all requisite corporate power and authority to conduct its business as it is, to our knowledge, currently conducted.
2. Each of the U.S. Loan Parties has all requisite corporate power and authority to execute and deliver, and to perform its payment obligations under, each Credit Document to which it is a party and to consummate the transactions contemplated thereby.
3. The execution and delivery by each of the U.S. Loan Parties of each Credit Document to which it is a party and the consummation by the U.S. Loan Parties of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the U.S. Loan Parties.
4. Each of the Credit Documents has been duly executed and delivered by each of the U.S. Loan Parties party thereto and constitutes the valid and binding obligation of the applicable U.S. Loan Party, enforceable against the applicable U.S. Loan Party in accordance with its respective terms.
5. Upon execution and delivery, each of the Credit Documents to which the Canadian Borrower is a party constitutes the valid and binding obligation of the Canadian Borrower, enforceable against the Canadian Borrower in accordance with its respective terms.
6. Upon execution and delivery, each of the Credit Documents to which the Dutch Borrower is a party constitutes the valid and binding obligation of the Dutch Borrower, enforceable against the Dutch Borrower in accordance with its respective terms.
7. The execution and delivery by each of the U.S. Loan Parties of each of the Credit Documents to which it is a party, and the consummation of the transactions contemplated thereby, do not (a) violate, with respect to the applicable U.S. Loan Party, the provisions of the Administrative Borrower Certificate of Incorporation, the Distribution Articles of Organization, the Operations Certificate of Incorporation, the Reference Certificate of Incorporation, the OPTI Certificate of Incorporation, or the By-Laws of each of the Administrative Borrower, Distribution, Operations, Reference or OPTI, each as amended to date, (b) violate the provisions of the state laws of the State of New York, the DGCL Statute or the federal laws of the United States of America, applicable to the U.S. Loan Parties, or (c) violate, result in breach or termination of or a default under (or an event which, with or without due notice or lapse of time, or both, would constitute a default under), accelerate the performance required by, or cause the creation of any lien, security interest, charge or other encumbrance upon the properties or assets of the U.S. Loan Parties pursuant to, any agreement set forth on Schedule 3 hereto.

Exhibit B-1 – Page 1

8. No authorization, approval or consent of, and no filing or registration with, any U.S. federal or New York state governmental or regulatory authority or agency is required on the part of the U.S. Loan Parties for the execution or delivery by each U.S. Loan Party of the Credit Documents to which it is a party or the consummation by the U.S. Loan Parties of the transactions contemplated thereby.
9. None of the U.S. Loan Parties is an investment company required to register under the Investment Company Act of 1940, as amended.

Exhibit B-1 – Page 2

EXHIBIT B-2
FORM OF OPINION (CANADA)
1. The Corporation is incorporated and validly subsisting under the laws of Canada.
2. The Corporation has the corporate power and corporate capacity to execute, deliver and perform its obligations under the Credit Documents and to own its properties and assets and to carry on its business.
3. Each of the Credit Documents has been duly executed and delivered by the Corporation.
4. The execution and delivery by the Corporation of each of the Credit Documents and the performance by the Corporation of its obligations thereunder have been duly authorized by all necessary corporate action and will not violate (a) the articles or by-laws of the Corporation or (b) any requirement of Ontario Law applicable to the Corporation.
5. No authorization, consent, permit or approval of, or other action by, or filing with or notice to, any governmental agency or authority, regulatory body, court, tribunal or other similar entity having jurisdiction in the Province of Ontario is required in connection with the authorization, execution and delivery by the Corporation of the Credit Documents or the performance by the Corporation of its obligations thereunder.
6. No stamp, registration, documentary or other similar tax, duty or fee is payable under the laws of the Province of Ontario in connection with the execution and delivery of the Credit Documents or the performance by the Corporation of its obligations thereunder.
7. The choice of law of the State of New York as the governing law of the Credit Documents against the Corporation will be upheld as a valid choice of law by a court of competent jurisdiction in the Province of Ontario, provided that (i) such choice of law is not contrary to public policy, as that term would be applied by a court of the Province of Ontario (“Public Policy”), and (ii) such choice of law is bona fide and legal (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction).
8. The submission by the Corporation to the non-exclusive jurisdiction of the courts of the State of New York is a valid submission to the jurisdiction of such courts and would be upheld by a court of the Province of Ontario.
9. A court of competent jurisdiction in the Province of Ontario (an “Ontario Court”) would give a judgment based upon a final and conclusive in personam judgment of a court exercising jurisdiction in the State of New York (the “Foreign Court”) for a sum certain, obtained against the Corporation with respect to a claim arising out of the Credit Agreement (a “Foreign Judgment”), without reconsideration of the merits, provided that:
(a) an action to enforce the Foreign Judgment is commenced in the Ontario Court within any applicable limitation period;

Exhibit B-2 – Page 1

(b) the Ontario Court has discretion to stay or decline to hear an action on the Foreign Judgment if the Foreign Judgment is under appeal, or there is another subsisting judgment in any jurisdiction relating to the same cause of action;
(c) the Ontario Court will render judgment only in Canadian dollars; and
(d) an action in an Ontario Court on the Foreign Judgment may be affected by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally; and
subject to the following defenses:
(i) the Foreign Judgment was obtained by fraud or in a manner contrary to the principles of natural justice;
(ii) the Foreign Judgment is for a claim which under Ontario Law would be characterized as based on a foreign revenue, expropriatory or penal law
(iii) the Foreign Judgment is contrary to Public Policy or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to therein; or
(iv) the Foreign Judgment has been satisfied or is void or voidable under the Law of the State of New York.

Exhibit B-2 – Page 2

EXHIBIT B-3
FORM OF OPINION (NETHERLANDS)
1. The Netherlands Company is validly existing as a besloten vennootschap met beperkte aansprakelijkheid (private company with limited liability).
2. The Netherlands Company has the corporate power to enter into the Credit Agreement and to perform its obligations thereunder. The Netherlands Company does not violate any provision of its Articles of Association by entering into the Credit Agreement or by performing its obligations thereunder.
3. The Netherlands Company has taken all corporate action required by its Articles of Association and Netherlands law in connection with entering into the Credit Agreement.
4. The Credit Agreement has been validly signed on behalf of the Netherlands Company.
5. The Netherlands courts will recognise and give effect to the choice of the law of the State of New York to govern the Credit Agreement.
6. The contractual obligations of the Netherlands Company under the Credit Agreement are enforceable against it in the Netherlands in accordance with its terms.
7. The entering into of the Credit Agreement by the Netherlands Company and the performance of its obligations thereunder does not in itself result in a violation of Netherlands law that would affect the enforceability of the Credit Agreement against it in the Netherlands.
8. No authorisation, consent, approval, licence or order from or notice to or filing with any regulatory or other authority or governmental body of the Netherlands is required by the Netherlands Company in connection with its entering into the Credit Agreement or the performance of its obligations thereunder, which, if not obtained or made, would affect the enforceability of the Credit Agreement against it in the Netherlands.
9. The submission by the Netherlands Company in the Credit Agreement to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and the United States District Court of the Southern District of New York will be recognised by the Netherlands courts.
10. The Netherlands Company cannot claim immunity from the enforcement of judgments of the competent Netherlands courts.

Exhibit B-3 – Page 1

11. There is no enforcement treaty between the Netherlands and the State of New York, United States of America. Consequently, a judgment of the Supreme Court of the State of New York sitting in New York County or the United States District Court of the Southern District of New York cannot be enforced in the Netherlands. In order to obtain a judgment in respect of the Credit Agreement that can be enforced in the Netherlands against the Netherlands Company, the dispute will have to be re-litigated before the competent Netherlands court. This court will have discretion to attach such weight to the judgment of the Supreme Court of the State of New York sitting in New York County or the United States District Court of the Southern District of New York as it deems appropriate. Given the submission by each Netherlands Company to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and the United States District Court of the Southern District of New York, the Netherlands courts can be expected to give conclusive effect to a final and enforceable judgment of such court in respect of the contractual obligations under the Credit Agreement without re-examination or re-litigation of the substantive matters adjudicated upon. This would require (i) proper service of process to have been given, (ii) the proceedings before such court to have complied with principles of proper procedure (behoorlijke rechtspleging), and (iii) such judgment not being contrary to the public policy of the Netherlands.
12. It is not necessary for the entering into, delivery, performance or enforcement in the Netherlands of the Credit Agreement that the Netherlands Company is licensed, registered, qualified or otherwise entitled to carry on business in the Netherlands.

Exhibit B-3 – Page 2

EXHIBIT C
FORM OF SUBSIDIARY GUARANTEE AGREEMENT
SUBSIDIARY GUARANTEE AGREEMENT (this “Guaranty”) dated as of July 26, 2011, made by the undersigned (the “Guarantors”) in favor of JPMorgan Chase Bank, National Association, as administrative agent (together with its successor(s) thereto, in such capacity, the “Administrative Agent”), each other Agent and the Lenders under the Amended and Restated Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among IDEXX Laboratories, Inc., a Delaware corporation (the “Administrative Borrower”), each Guarantor, IDEXX Laboratories Canada Corporation, a company formed under the laws of Canada (“IDEXX Canada”), IDEXX Europe B.V., a private limited liability company formed under the laws of the Netherlands (collectively with the Administrative Borrower, each Guarantor, IDEXX Canada and the other persons who are or hereafter are designated as a Borrower pursuant to Section 2.21 thereto, the “Borrowers”), the Lenders party thereto, the Administrative Agent, JPMorgan Chase Bank, National Association, Toronto Branch, as the Toronto Agent (the “Toronto Agent”), and J.P. Morgan Europe Limited, as the London Agent (collectively with the Administrative Agent and the Toronto Agent, the “Agents”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
PRELIMINARY STATEMENTS:
The Agents and the Lenders have entered into certain arrangements with the Borrowers as more fully set forth in the Credit Agreement, providing for credit extensions or financial accommodation to the Borrowers, including but not limited to the making of loans, advances or overdrafts, issuance or confirmation of letters of credit, guaranties or indemnities (collectively, the “Facilities”) (any writing evidencing or supporting the Facilities, including but not limited to this Guaranty, as such writing may be amended, modified or supplemented from time to time, a “Facility Document”). The Administrative Borrower owns a substantial amount of the stock or other ownership interests of the Guarantors and is financially interested in their affairs. The Administrative Borrower and the Guarantors are engaged in interrelated businesses, and each Guarantor will derive substantial direct and indirect benefit from extensions of credit under the Credit Agreement.
THEREFORE, in order to induce the Agents and the Lenders to extend credit or give financial accommodation under the Facilities, the Guarantors agree as follows:
Section 1. Guaranty of Payment. Each Guarantor unconditionally and irrevocably guarantees to each of the Agents, in their individual capacities, and the Lenders, the punctual payment of all sums now owing or which may in the future be owing by the Borrowers (other than such Guarantor) under the Facilities, when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise, and whether for principal, interest, fees, expenses, indemnification or otherwise (all of the foregoing sums being the “Liabilities”). The Liabilities include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Facility Documents. This Guaranty is a guaranty of payment and not of collection only. The Agents and the Lenders shall not be required to exhaust any right or remedy or take any action against the Borrowers or any other person or entity or any collateral. Each Guarantor agrees that, as between the Guarantors, the Agents and the Lenders, the Liabilities may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrowers and that in the event of a declaration or attempted declaration, the Liabilities shall immediately become due and payable by such Guarantor for the purposes of this Guaranty.

Exhibit C – Page 1

Section 2. Guaranty Absolute. Each Guarantor guarantees that the Liabilities shall be paid strictly in accordance with the terms of the Facilities. The liability of each Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Facility Documents or Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Facility Document or Liability, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non-perfection of any collateral, for all or any of the Facility Documents or Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Facility Document or Liability; (d) without being limited by the foregoing, any lack of validity or enforceability of any Facility Document or Liability; and (e) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Facility Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrowers.
Section 3. Guaranty Irrevocable. This Guaranty is a continuing guaranty of the payment of all Liabilities now or hereafter existing under the Facilities and shall remain in full force and effect until payment in full of all Liabilities and until all the Commitments have been terminated.
Section 4. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by the Administrative Agent on the insolvency, bankruptcy or reorganization of the Borrowers or otherwise, all as though the payment had not been made.
Section 5. Subrogation. No Guarantor shall exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Liabilities have been paid in full and the Facilities are no longer in effect. If any amount is paid to any Guarantor on account of subrogation rights under this Guaranty at any time when all the Liabilities have not been paid in full, the amount shall be held in trust for the benefit of the Agents and the Lenders and shall be promptly paid to the Administrative Agent to be credited and applied to the Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Facilities. If any Guarantor makes payment to the Administrative Agent of all or any part of the Liabilities and all the Liabilities are paid in full and the Facilities are no longer in effect, the Administrative Agent shall, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Liabilities resulting from the payment.

Exhibit C – Page 2

Section 6. Subordination. Without limiting the Agents’ rights in their individual capacities as agents, and the Lenders’ rights under any other agreement, any liabilities owed by the Borrowers to any Guarantor in connection with any extension of credit or financial accommodation by any Guarantor to or for the account of the Borrowers, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Liabilities, and such liabilities of the Borrowers to such Guarantor, if the Administrative Agent so requests, after the occurrence and during the continuation of a Default or Event of Default, shall be collected, enforced and received by such Guarantor as trustee for the Agents in their individual capacities as agents and the Lenders and shall be paid over to the Administrative Agent for itself and for the other Agents in their individual capacities as agents and the Lenders on account of the Liabilities but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.
Section 7. Payments Generally. All payments by each Guarantor shall be made in the manner, at the place and in the currency (the “Payment Currency”) required by the Facility Documents; provided, that (if the Payment Currency is other than US Dollars) such Guarantor may, at its option (or, if for any reason whatsoever such Guarantor is unable to effect payments in the foregoing manner, such Guarantor shall be obligated to) pay to the Applicable Agent at its principal office the US Dollar Equivalent computed at the selling rate of the Applicable Agent or a selling rate chosen in good faith by the Applicable Agent, most recently in effect on or prior to the date the Liability becomes due, for cable transfers of the Payment Currency to the place where the Liability is payable. In any case in which such Guarantor makes or is obligated to make payment in US Dollars, such Guarantor shall hold the Agents harmless from any loss incurred by such Agents arising from any change in the value of US Dollars in relation to the Payment Currency between the date the Liability becomes due and the date each such Agent is actually able, following the conversion of the US Dollars paid by such Guarantor into the Payment Currency and remittance of such Payment Currency to the place where such Liability is payable, to apply such Payment Currency to such Liability.
Section 8. Certain Taxes. Each Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and, with respect to taxes, in accordance with Section 2.16 of the Credit Agreement.
Section 9. Representations and Warranties. Each Guarantor represents and warrants that: (a) this Guaranty (i) has been authorized by all necessary action; (ii) does not violate any agreement, instrument, law, regulation or order applicable to such Guarantor; (iii) does not require the consent or approval of any person or entity, including but not limited to any governmental authority, or any filing or registration of any kind; and (iv) is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally; and (b) in executing and delivering this Guaranty, such Guarantor has (i) without reliance on any Agent or any Lender or any information received from any Agent or any Lender and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Borrowers, each Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrowers or the obligations and risks undertaken herein with respect to the Liabilities; (ii) adequate means to obtain from the Borrowers on a continuing basis information concerning the Borrowers; (iii) full and complete access to the Facility Documents and any other documents executed in connection with the Facility Documents; and (iv) not relied and will not rely upon any representations or warranties of the Agents or the Lenders not embodied herein or any acts heretofore or hereafter taken by the Agents in their individual capacities as agents and the Lenders (including but not limited to any review by any Agent or the Lenders of the affairs of the Borrowers).

Exhibit C – Page 3

Section 10. Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.
Section 11. Setoff. Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim each Lender and each of its Affiliates may otherwise have, if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of such Guarantor at any of such Lender’s or such Affiliate’s offices, in US Dollars or in any other currency, against any amount payable by such Guarantor under this Guaranty which is not paid when due (regardless of whether such balances are then due to such Guarantor), in which case it shall promptly notify such Guarantor thereof; provided, that such Lender’s or such Affiliate’s failure to give such notice shall not affect the validity thereof.
Section 12. Formalities. Each Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any Liability and any other formality with respect to any of the Liabilities or this Guaranty.
Section 13. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor therefrom, shall be effective unless it is in writing and signed by the Administrative Agent, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.
Section 14. Expenses. Each Guarantor shall reimburse the Agents on demand for all reasonable costs, expenses and charges (including without limitation the reasonable fees, charges and disbursements of counsel for the Agents) incurred by the Agents in connection with the preparation, performance or, after a Default, the enforcement of this Guaranty. The obligations of each Guarantor under this Section shall survive the termination of this Guaranty.
Section 15. Assignment. This Guaranty shall be binding on, and shall inure to the benefit of each Guarantor, the Agents, the Lenders and their respective successors and assigns; provided, that no Guarantor may assign or transfer its rights or obligations under this Guaranty and any such attempted assignment or transfer shall be null and void. Without limiting the generality of the foregoing, subject to the terms of the Credit Agreement, the Agents and the Lenders may assign, sell participations in or otherwise transfer their respective rights under the Facilities to any other person or entity, and the other person or entity shall then become vested with all the rights granted to the Agents in their individual capacities as agents and the Lenders in this Guaranty or otherwise.

Exhibit C – Page 4

Section 16. Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.
Section 17. Governing Law, Etc. THIS GUARANTY SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH GUARANTOR CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK. SERVICE OF PROCESS BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON EACH GUARANTOR IF SENT TO EACH GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED IN SECTION 10.1 OF THE CREDIT AGREEMENT OR AS OTHERWISE SPECIFIED BY THE GUARANTOR FROM TIME TO TIME. EACH GUARANTOR WAIVES ANY RIGHT SUCH GUARANTOR MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), EACH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.
18. Integration; Effectiveness. This Guaranty alone sets forth the entire understanding of each Guarantor and each of the Agents in their individual capacities as agents and the Lenders relating to the guarantee of the Liabilities and constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when it shall have been executed and delivered by each Guarantor to the Administrative Agent. Delivery of an executed signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed signature page of this Guaranty.
[Signature Page Follows]

Exhibit C – Page 5

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its Responsible Officer as of the date first above written.

IDEXX DISTRIBUTION, INC.
By:
Name:
Title:

IDEXX OPERATIONS, INC.
By:
Name:
Title:

IDEXX REFERENCE LABORATORIES, INC.
By:
Name:
Title:

OPTI MEDICAL SYSTEMS, INC.
By:
Name:
Title:

Exhibit C – Page 6

EXHIBIT D
Mandatory Costs Rate
1. The Mandatory Costs Rate is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.
2. On the first day of each Interest Period (or as soon as possible thereafter) the London Agent shall calculate a rate (the “Additional Costs Rate”), expressed as a percentage, for each Lender, in accordance with the paragraphs set out below. The Mandatory Costs Rate will be calculated by the London Agent as a weighted average of the Lenders’ Additional Costs Rates (weighted in proportion to the percentage participation of each Lender in the applicable Borrowing) and will be expressed as a percentage rate per annum. The London Agent will, at the request of the Administrative Borrower or any Lender, deliver to the Administrative Borrower or such Lender, as the case may be, a statement setting forth the calculation of the Mandatory Cost Rate.
3. The Additional Costs Rate for any Lender lending from a lending office located in a Participating Member State will be the percentage notified by that Lender to the London Agent. This percentage will be certified by that Lender in its notice to the London Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from such lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from such lending office.
4. The Additional Costs Rate for any Lender lending from a lending office in the United Kingdom will be calculated by the London Agent as follows:
(a) with respect to any Loan denominated in Sterling:

AB + C(B – D) + E x 0.01 100 – (A + C)	percent per annum
(b) with respect to any Loan denominated in any currency (other than Sterling):

E x 0.01 300	percent per annum.
Where:
“A” means the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.
“B” means the percentage rate of interest (excluding the Applicable Margin and the Mandatory Costs Rate and the additional rate of interest specified in Section 2.12(c)) payable for the applicable Interest Period on the Loan.

Exhibit D – Page 1

“C” means the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.
“D” means the percentage rate per annum payable by the Bank of England to the London Agent on interest bearing Special Deposits.
“E” is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the London Agent as being the average of the most recent rates of charge supplied by the Lenders to the London Agent pursuant to paragraph 7 below and expressed in Sterling per £1,000,000.
5. For the purposes of this Schedule:
(a) “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England.
(b) “Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits.
(c) “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate).
(d) “Participating Member State” means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.
(e) “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.
6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.
7. If requested by the London Agent or the Administrative Borrower, each Lender with a lending office located in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the London Agent and the Administrative Borrower, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in Sterling per £1,000,000 of the Tariff Base of such Lender.

Exhibit D – Page 2

8. Each Lender shall supply any information required by the London Agent for the purpose of calculating its Additional Costs Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:
(a) the jurisdiction of its applicable lending office; and
(b) any other information that the London Agent may reasonably require for such purpose.
Each Lender shall promptly notify the London Agent of any change to the information provided by it pursuant to this paragraph.
9. The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the London Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the London Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its applicable lending office.
10. The London Agent shall have no liability to any person if such determination results in an Additional Costs Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Administrative Agent pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.
11. The London Agent shall distribute the additional amounts received as a result of the Mandatory Costs Rate to the Lenders on the basis of the Additional Costs Rate for each Lender based on the information provided by each Lender and the Administrative Agent pursuant to paragraphs 3, 7 and 8 above.
12. Any determination by the London Agent pursuant to this Schedule in relation to a formula, the Mandatory Costs Rate, an Additional Costs Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding.
13. The London Agent may from time to time, after consultation with the Administrative Borrower and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding.

Exhibit D – Page 3

EXHIBIT E
FORM OF BORROWER JOINDER AGREEMENT
BORROWER JOINDER AGREEMENT dated as of [                    ], 20[       ], among IDEXX LABORATORIES, INC., a Delaware corporation (the “Administrative Borrower”), [NAME OF NEW BORROWER], a [                    ] (the “New Borrower”) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”).
Reference is hereby made to the Amended and Restated Credit Agreement dated as of July 26, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Administrative Borrower, IDEXX Distribution, Inc., a Massachusetts corporation, IDEXX Operations, Inc., a Delaware corporation, IDEXX Reference Laboratories, Inc., a Delaware corporation, OPTI Medical Systems, Inc., a Delaware corporation, IDEXX Laboratories Canada Corporation, a company formed under the laws of Canada, IDEXX Europe B.V., a private limited liability company formed under the laws of the Netherlands (collectively with the Administrative Borrower and the other Persons who are or hereafter are designated as a Borrower pursuant to Section 2.21 thereto, the “Borrowers”), the Lenders party thereto, the Administrative Agent, JPMorgan Chase Bank, National Association, Toronto Branch, as Toronto Agent, and J.P. Morgan Europe Limited, as London Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to the Borrowers. Each of the Administrative Borrower and the New Borrower represent and warrant that the representations and warranties of the Administrative Borrower in the Credit Agreement relating to the New Borrower and this Borrower Joinder Agreement are true and correct on and as of the date hereof. The Administrative Borrower agrees that the guarantee of the Administrative Borrower contained in the Credit Agreement will apply to the obligations of the New Borrower. Upon execution and delivery of this Borrower Joinder Agreement (and of any other documents reasonably requested by the Administrative Agent) by each of the Administrative Borrower, the New Borrower and the Administrative Agent, the New Borrower shall be a party to the Credit Agreement and a “Borrower” for all purposes thereof, and the New Borrower hereby agrees to be bound by all provisions of the Credit Agreement.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Exhibit E – Page 1

IN WITNESS WHEREOF, the parties hereto have caused this Borrower Joinder Agreement to be duly executed by their authorized officers as of the date first appearing above.

IDEXX LABORATORIES, INC., as Administrative Borrower
By:
Name:
Title:

[NAME OF NEW BORROWER]
By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:
Name:
Title:

Exhibit E – Page 2

EXHIBIT F
FORM OF BORROWER TERMINATION AGREEMENT
JPMorgan Chase Bank, National Association,
as Administrative Agent for the Lenders referred to below
270 Park Avenue
New York, NY 10017
[Date]
Ladies and Gentlemen:
The undersigned, IDEXX Laboratories, Inc. (the “Administrative Borrower”) refers to the Amended and Restated Credit Agreement dated as of July 26, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Administrative Borrower, IDEXX Distribution, Inc., a Massachusetts corporation, IDEXX Operations, Inc., a Delaware corporation, IDEXX Reference Laboratories, Inc., a Delaware corporation, OPTI Medical Systems, Inc., a Delaware corporation, IDEXX Laboratories Canada Corporation, a company formed under the laws of Canada, IDEXX Europe B.V., a private limited liability company formed under the laws of the Netherlands (collectively with the Administrative Borrower and the other Persons who are or hereafter are designated as a Borrower pursuant to Section 2.21 thereto, the “Borrowers”), the Lenders party thereto, the Administrative Agent, JPMorgan Chase Bank, National Association, Toronto Branch, as Toronto Agent, and J.P. Morgan Europe Limited, as London Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The Administrative Borrower hereby terminates the status of [NAME OF TERMINATED BORROWER] (the “Terminated Borrower”) as a “Borrower” under the Credit Agreement. [The Administrative Borrower represents and warrants that no Loan made to the Terminated Borrower is outstanding as of the date hereof and that all amounts payable by the Terminated Borrower in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Administrative Borrower and the Terminated Borrower each acknowledge that the Terminated Borrower shall continue to be a Borrower until such time as all Loans made to the Terminated Borrower shall have been repaid and all amounts payable by the Terminated Borrower in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement by the Terminated Borrower) pursuant to the Credit Agreement shall have been paid in full; provided, that the Terminated Borrower shall not have the right to make further Borrowings under the Credit Agreement.]
THIS INSTRUMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Exhibit F – Page 1

Very truly yours, IDEXX LABORATORIES, INC., as Administrative Borrower
By:
Name:
Title:

Exhibit F – Page 2

EXHIBIT G
FORM OF BORROWING REQUEST
JPMorgan Chase Bank, National Association, as Administrative Agent1
for the Lenders referred to below,
270 Park Avenue
New York, NY 10017
[Date]
Attention: [                    ]
Dear Ladies and Gentlemen:
The undersigned, IDEXX Laboratories, Inc., a Delaware corporation (the “Administrative Borrower”), refers to the Amended and Restated Credit Agreement dated as of July 26, 2011 (as amended, supplemented or otherwise modified time to time, the “Credit Agreement”), among the Administrative Borrower, IDEXX Distribution, Inc., a Massachusetts corporation, IDEXX Operations, Inc., a Delaware corporation, IDEXX Reference Laboratories, Inc., a Delaware corporation, OPTI Medical Systems, Inc., a Delaware corporation, IDEXX Laboratories Canada Corporation, a company formed under the laws of Canada, IDEXX Europe B.V., a private limited liability company formed under the laws of the Netherlands (collectively with the Administrative Borrower and the other Persons who are or hereafter are designated as a Borrower pursuant to Section 2.21 thereto, the “Borrowers”), the Lenders party thereto, the Administrative Agent, JPMorgan Chase Bank, National Association, Toronto Branch, as Toronto Agent, and J.P. Morgan Europe Limited, as London Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Administrative Borrower, on behalf of [itself] [NAME OF OTHER BORROWER] hereby gives you notice pursuant to Section 2.3 of the Credit Agreement that [it] [NAME OF OTHER BORROWER] requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:
(a) such Borrowing shall be denominated in [INSERT CURRENCY]2 and shall be in an aggregate principal amount equal to $[                    ]3;
(b) the date of such Borrowing shall be [                    ], 20[     ]4;

[1]	Borrowing request should be addressed to appropriate Applicable Agent.

[2]	Borrowings may be denominated in US Dollars or an Alternative Currency.

[3]	The principal amount of any Borrowing must be an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum.

[4]	The date of any Borrowing must be a Business Day and (a) in the case of a Eurocurrency Borrowing denominated in US Dollars or a CDOR Rate Borrowing denominated in Canadian Dollars, at least the third Business Day after the date of this Borrowing Request, (b) in the case of a Eurocurrency Borrowing denominated in an Alternative Currency other than Canadian Dollars or a EURIBOR Borrowing, at least the third Business Day after the date of this Borrowing Request and (c) in the case of an ABR Borrowing or a Canadian Prime Rate Borrowing, the date of this Borrowing Request.

Exhibit G – Page 1

(c) [such Borrowing shall be [an ABR Borrowing]5[a EURIBOR Borrowing][a Eurocurrency Borrowing]] [[if such Borrowing is denominated in Canadian Dollars] such Borrowing shall be [a Canadian Prime Rate Borrowing][a CDOR Rate Borrowing]];
(d) [[if such Borrowing is a Eurocurrency Borrowing, a CDOR Rate Borrowing or a EURIBOR Borrowing] the initial Interest Period for such Borrowing shall have a [[one][two][three][six] [month’s][months’]][[30][60][90][180] [days’]] duration];
(e) the funds shall be disbursed from such Borrower’s account to [INSERT LOCATION AND NUMBER OF ACCOUNT]; and
(f) [[if such Borrowing is denominated in an Alternative Currency] payments of the principal and interest on such Borrowing will be made from [INSERT JURISDICTION]].

Very truly yours, IDEXX LABORATORIES, INC., as Administrative Borrower
By:
Name:
Title:

[5]	ABR Borrowings are only available for US Dollar denominated Borrowings by a US Borrower or a Canadian Borrower.

Exhibit G – Page 2

EXHIBIT H
FORM OF INSTRUMENT OF ADHERENCE
Dated as of [                    ], 20[     ]
Reference is made to the Amended and Restated Credit Agreement, dated as of July 26, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among IDEXX Laboratories, Inc. (the “Administrative Borrower”), IDEXX Distribution, Inc., a Massachusetts corporation, IDEXX Operations, Inc., a Delaware corporation, IDEXX Reference Laboratories, Inc., a Delaware corporation, OPTI Medical Systems, Inc., a Delaware corporation, IDEXX Laboratories Canada Corporation, a company formed under the laws of Canada, IDEXX Europe B.V., a private limited liability company formed under the laws of the Netherlands (collectively with the Administrative Borrower and the other Persons who are or hereafter are designated as a Borrower pursuant to Section 2.21 thereto, the “Borrowers”), the Lenders party thereto, the Administrative Agent, JPMorgan Chase Bank, National Association, Toronto Branch, as Toronto Agent, and J.P. Morgan Europe Limited, as London Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
[                    ], a [                    ] (the “Additional Lender”), hereby agrees to become a Lender party to the Credit Agreement, subject to and in accordance with the following provisions:
1. Commitment to Lend.
(a) Subject to the terms and conditions set forth in this Instrument of Adherence and the Credit Agreement, the Additional Lender hereby agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time from the Additional Lender Effective Date hereof up to but not including the Maturity Date upon notice by the Administrative Borrower to the Applicable Agent given in accordance with Section 2.3 of the Credit Agreement, such Revolving Loans as are requested by the Administrative Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to the Additional Lender’s Commitment; provided that the sum of the outstanding amount of the Loans under the Credit Agreement (after giving effect to all amounts requested) shall not at any time exceed the aggregate amount of all Commitments.
(b) The Additional Lender’s Commitment amount, as of the Additional Lender Effective Date, is $[                    ], and such Additional Lender’s Commitment expressed as a percentage of all Commitments of all of the Lenders is [     ]%.
2. Additional Lender’s Representations. The Additional Lender hereby represents and warrants to, and agrees with, the other parties to the Credit Agreement as follows:
(a) The Additional Lender has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Instrument of Adherence.

Exhibit H – Page 1

(b) The Additional Lender will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.
(c) The Additional Lender appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.
(e) The Additional Lender agrees that it will perform all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender.
(f) The Additional Lender is legally authorized to enter into this Instrument of Adherence.
3. Additional Lender Effective Date. The effective date for this Instrument of Adherence shall be [                    ], 20[     ] (the “Additional Lender Effective Date”). Following the execution of this Instrument of Adherence by the Additional Lender and the consent of the Administrative Agent and Administrative Borrower hereto having been obtained, the Administrative Agent shall record in the Register the Additional Lender’s Commitment. Schedule 2.1 to the Credit Agreement shall thereupon be replaced as of the Additional Lender Effective Date by the Schedule 1 annexed hereto.
4. Rights Under Credit Agreement. Upon such acceptance and recording, from and after the Additional Lender Effective Date, the Additional Lender shall be a party to the Credit Agreement and, to the extent provided in this Instrument of Adherence, have the rights and obligations of a Lender thereunder.
5. Governing Law. THIS INSTRUMENT OF ADHERENCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
6. Counterparts. This Instrument of Adherence may be executed in any number of counterparts which shall together constitute but one and the same agreement.
[Signature Page Follows]

Exhibit H – Page 2

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Instrument of Adherence to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

[NAME OF ADDITIONAL LENDER]
By:
Name:
Title:

CONSENTED TO:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

IDEXX LABORATORIES, INC., as Administrative Borrower

By:
Name:
Title:

Exhibit H – Page 3

EXHIBIT I
FORM OF US TAX CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement, dated as of July 26, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among IDEXX Laboratories, Inc. (the “Administrative Borrower”), IDEXX Distribution, Inc., a Massachusetts corporation, IDEXX Operations, Inc., a Delaware corporation, IDEXX Reference Laboratories, Inc., a Delaware corporation, OPTI Medical Systems, Inc., a Delaware corporation, IDEXX Laboratories Canada Corporation, a company formed under the laws of Canada, IDEXX Europe B.V., a private limited liability company formed under the laws of the Netherlands (collectively with the Administrative Borrower and the other Persons who are or hereafter are designated as a Borrower pursuant to Section 2.21 thereto, the “Borrowers”), the Lenders party thereto, the Administrative Agent, JPMorgan Chase Bank, National Association, Toronto Branch, as Toronto Agent, and J.P. Morgan Europe Limited, as London Agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Administrative Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Administrative Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a United States trade or business.
The undersigned has furnished the Administrative Agent and the Administrative Borrower with a certificate of its non-US Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Administrative Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title: Date:

Exhibit I – Page 1

FORM OF US TAX CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement, dated as of July 26, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among IDEXX Laboratories, Inc. (the “Administrative Borrower”), IDEXX Distribution, Inc., a Massachusetts corporation, IDEXX Operations, Inc., a Delaware corporation, IDEXX Reference Laboratories, Inc., a Delaware corporation, OPTI Medical Systems, Inc., a Delaware corporation, IDEXX Laboratories Canada Corporation, a company formed under the laws of Canada, IDEXX Europe B.V., a private limited liability company formed under the laws of the Netherlands (collectively with the Administrative Borrower and the other Persons who are or hereafter are designated as a Borrower pursuant to Section 2.21 thereto, the “Borrowers”), the Lenders party thereto, the Administrative Agent, JPMorgan Chase Bank, National Association, Toronto Branch, as Toronto Agent, and J.P. Morgan Europe Limited, as London Agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a “10 percent shareholder” of the Administrative Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” related to the Administrative Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a United States trade or business.
The undersigned has furnished the Administrative Agent and the Administrative Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Administrative Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title: Date:

Exhibit I – Page 2

FORM OF U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement, dated as of July 26, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among IDEXX Laboratories, Inc. (the “Administrative Borrower”), IDEXX Distribution, Inc., a Massachusetts corporation, IDEXX Operations, Inc., a Delaware corporation, IDEXX Reference Laboratories, Inc., a Delaware corporation, OPTI Medical Systems, Inc., a Delaware corporation, IDEXX Laboratories Canada Corporation, a company formed under the laws of Canada, IDEXX Europe B.V., a private limited liability company formed under the laws of the Netherlands (collectively with the Administrative Borrower and the other Persons who are or hereafter are designated as a Borrower pursuant to Section 2.21 thereto, the “Borrowers”), the Lenders party thereto, the Administrative Agent, JPMorgan Chase Bank, National Association, Toronto Branch, as Toronto Agent, and J.P. Morgan Europe Limited, as London Agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Administrative Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Administrative Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a United States trade or business.
The undersigned has furnished its participating Lender with a certificate of its non-US Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title: Date:

Exhibit I – Page 3

FORM OF US TAX CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement, dated as of July 26, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among IDEXX Laboratories, Inc. (the “Administrative Borrower”), IDEXX Distribution, Inc., a Massachusetts corporation, IDEXX Operations, Inc., a Delaware corporation, IDEXX Reference Laboratories, Inc., a Delaware corporation, OPTI Medical Systems, Inc., a Delaware corporation, IDEXX Laboratories Canada Corporation, a company formed under the laws of Canada, IDEXX Europe B.V., a private limited liability company formed under the laws of the Netherlands (collectively with the Administrative Borrower and the other Persons who are or hereafter are designated as a Borrower pursuant to Section 2.21 thereto, the “Borrowers”), the Lenders party thereto, the Administrative Agent, JPMorgan Chase Bank, National Association, Toronto Branch, as Toronto Agent, and J.P. Morgan Europe Limited, as London Agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a “10 percent shareholder” of the Administrative Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” related to the Administrative Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a United States trade or business.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title: Date:

Exhibit I – Page 4